UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to
Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

enVVeno Medical Corporation
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

October 30, 2025
To Our Valued Shareholders:
As you read this letter, our appeal to over-turn the not-approvable decision to market and sell the VenoValve in the United States is pending before the U.S. Food and Drug Administration (FDA). Our formal request for the supervisory appeal (and supporting brief) was filed on September 18, 2025, and notwithstanding the government shut-down, we have completed our in-person meeting with the FDA. We are on track to hear from the FDA about this stage of the appeal process by the end of 2025.
In addition to our representatives from DuVal & Associates, our team at the Agency meeting included a patient from VenoValve U.S. pivotal study as well as one of our primary investigators from the trial. Several employees from the FDA attended the meeting including the Director of the Center for Devices and Radiological Health, who elected to hear the appeal and who will be issuing the appeal decision.
The FDA meeting provided us with the opportunity to put the major adverse events—those tied to the SAVVE study’s safety endpoints—into the proper context. It also allowed us to re-emphasize the multiple physician-and patient-reported clinical benefits that comprise the totality of the evidence from the study, supported by firsthand perspectives shared by both the SAVVE study patient and investigator in attendance.
Because there are no established industry or regulatory standards to determine the effectiveness for a replacement venous valve, it is necessary for the Sponsor and the Agency to establish a new regulatory pathway for VenoValve effectiveness. We worked collaboratively with the FDA over the past several years to help ensure that we were collecting the necessary data to support effectiveness of the VenoValve and that dialogue with respect to effectiveness is continuing as part of this appeal.
There are often multiple ways to satisfactorily address a given regulatory issue, and at the meeting, we presented evidence from an alternative effectiveness pathway for VenoValve, supported by data already collected in SAVVE. Although the subject of this appeal and the FDA meeting is specific to the VenoValve, the appeal does also have implications for enVVe, our next generation transcatheter replacement venous valve, and as a result, we are waiting for clarity from the FDA prior to filing the enVVe IDE application.
Support from the physician and patient communities for the VenoValve and our company continues to be strong. We look forward to receiving clarity from the FDA on a path forward for both the VenoValve and enVVe and remain committed to bringing relief to the 2.5 to 3.5 million patients suffering from deep venous CVI in the U.S. and who have no effective treatment options.
Please join us at our upcoming virtual annual meeting, which is scheduled for December 11, 2025 at 9:00 AM PST.
Sincerely,

Robert A. Berman

enVVeno Medical Corporation
70 Doppler Irvine, California 92618

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on Thursday, December 11, 2025
The 2025 Annual Meeting of Stockholders (the “Meeting”) of enVVeno Medical Corporation (the “Company”) will be held on a virtual basis on Thursday, December 11, 2025 at 9:00 A.M. PST, for the following purposes:
1.
To elect Matthew M. Jenusaitis and Robert A. Berman as Class II Directors of the Company, to hold office until the 2028 Annual Meeting of Stockholders or until their successors are elected and qualified or until their earlier death, incapacity, removal or resignation;

2.	To approve on a non-binding, advisory basis the compensation of our named executive officers;
3.
To ratify the appointment by the Audit Committee of the Company’s Board of Directors of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025;

4.	To approve the adoption of the enVVeno Medical Corporation 2025 Equity Incentive Plan; and
5.	To transact, in the discretion of the Company’s Board of Directors, such other business as may properly come before the Meeting or any adjournment thereof.
The Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend the Meeting online, vote and submit your questions during the Meeting by visiting www.virtualshareholdermeeting.com/NVNO2025. We are pleased to utilize the virtual stockholder meeting technology to provide ready access and cost savings for our stockholders and the Company. The virtual meeting format allows attendance from any location in the world.
The Board has fixed the close of business on October 17, 2025 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Meeting or any postponement or adjournment thereof. Accordingly, only stockholders of record at the close of business on the Record Date are entitled to notice of, and shall be entitled to vote at, the Meeting or any postponement or adjournment thereof.
We hope you will be able to attend the Meeting. Whether or not you plan on attending the Meeting online, please promptly submit your proxy vote via the Internet, by telephone or by completing, dating, signing and returning the enclosed proxy, so your shares will be represented at the Meeting. Instructions on voting your shares are on the proxy materials you received for the Meeting. Even if you plan to attend the Meeting online, it is strongly recommended you vote before the Meeting date, to ensure that your shares will be represented at the Meeting if you are unable to attend.
Details regarding admission to the Meeting and the business to be conducted at the meeting are more fully described in the accompanying Notice of Meeting of Stockholders and proxy statement.
The Board of Directors unanimously recommends a vote “FOR” the election of the Class II Directors, “FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers, “FOR” the ratification of the appointment by the Audit Committee of the Company’s Board of Directors of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, and “FOR” the approval of the adoption of the Company’s 2025 Equity Incentive Plan.
This notice and the attached proxy statement are first being disseminated to stockholders on or about October 31, 2025.

BY ORDER OF THE BOARD OF DIRECTORS,

Robert A. Berman,
Chief Executive Officer

October 30, 2025

IMPORTANT
WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE READ THE PROXY STATEMENT AND PROMPTLY VOTE YOUR PROXY VIA THE INTERNET, BY TELEPHONE OR, IF YOU RECEIVED A PRINTED FORM OF PROXY IN THE MAIL, BY COMPLETING, DATING, SIGNING AND RETURNING THE ENCLOSED PROXY IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. YOUR PROXY, GIVEN THROUGH THE RETURN OF THE PROXY CARD, MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH OUR CORPORATE SECRETARY PRIOR TO THE MEETING A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE MEETING AND VOTING.
IF YOU HAVE ALREADY VOTED OR DELIVERED YOUR PROXY FOR THE MEETING, YOUR VOTE WILL BE COUNTED, AND YOU DO NOT HAVE TO VOTE YOUR SHARES AGAIN. IF YOU WISH TO CHANGE YOUR VOTE, YOU SHOULD REVOTE YOUR SHARES.
IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE DIRECTOR NOMINEES, THE APPROVAL ON A NON-BINDING, ADVISORY BASIS OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, THE RATIFICATION OF THE APPOINTMENT OF THE AUDITOR AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025, AND THE APPROVAL OF THE ADOPTION OF THE COMPANY’S 2025 EQUITY INCENTIVE PLAN.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING: THE PROXY STATEMENT, OUR FORM OF PROXY CARD, AND OUR ANNUAL REPORT ON FORM 10-K, AS AMENDED, FOR THE FISCAL YEAR ENDED DECEMBER 31, 2024 ARE AVAILABLE ON THE INTERNET AT HTTPS://ENVVENO.COM/SEC-FILINGS/ OR AT THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV.

i

enVVeno Medical Corporation
70 Doppler Irvine, California 92618
(949) 261-2900
PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

to be held via live webcast on Thursday, December 11, 2025, 9:00 a.m., Pacific Time
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS
Why am I receiving this Proxy Statement?
The Company has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Company’s solicitation of proxies for use at the 2025 Annual Meeting of Stockholders of the Company (the “Meeting”), which will take place on Thursday, December 11, 2025 at 9:00 am Pacific time via live webcast, and at any postponement(s) or adjournment(s) thereof.
This Proxy Statement gives you information on these proposals so that you can make an informed decision. We intend to mail this Proxy Statement and accompanying proxy card on or about October 31, 2025, to all stockholders of record entitled to vote at the Meeting.
In this Proxy Statement, we refer to enVVeno Medical Corporation as the “Company,” “we,” “us” or “our” or similar terminology.
What is included in these materials?
These materials include:
•	This Proxy Statement for the Meeting; and
•	The Company’s Annual Report on Form 10-K/A for the year ended December 31, 2024.
If you requested printed versions of these materials by mail, these materials also include the proxy card or voting instruction form for the Meeting.
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), the Company has elected to provide access to its proxy materials via the Internet instead of mailing printed copies. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Internet Availability Notice”) to the Company’s stockholders. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, instructions on how to access the proxy materials over the Internet or to request a printed copy may be found with the Internet Availability Notice. All stockholders will have the ability to access the proxy materials on the website referred to in the Internet Availability Notice or request to receive a printed set of the proxy materials. Stockholders may request to receive proxy materials in printed form by telephone, mail, by logging on to http://www.proxyvote.com or electronically by email on an ongoing basis. The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.
How can I get electronic access to the proxy materials?
The Internet Availability Notice will provide you with instructions regarding how to:
•	View the Company’s proxy materials for the Meeting on the Internet; and
•	Instruct the Company to send future proxy materials to you electronically by email.
Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials. Your election to receive proxy materials by email will remain in effect until you terminate it.

Who can vote at the Meeting?
Stockholders who owned shares of our common stock, par value $0.00001 per share (the “Common Stock” and such shares of held on the Record Date, the “Voting Stock”) on October 17, 2025 (the “Record Date”) may attend and vote at the Meeting. Each share of Common Stock is entitled to one vote. There were 20,216,176 shares of Common Stock outstanding on the Record Date. All shares of Voting Stock vote together as a single class. Shares of the Voting Stock represented by executed proxies received by the Company will be counted for purposes of establishing a quorum at the Meeting, regardless of how or whether such shares are voted on any specific proposal. Information about the stockholdings of our directors and executive officers is contained in the section of this Proxy Statement entitled “Beneficial Ownership of Principal Stockholders, Officers and Directors”.
What is the proxy card?
The proxy card enables you to appoint Robert A. Berman, our Chief Executive Officer, as your representative at the Meeting. By completing and returning the proxy card or voting online as described herein, you are authorizing Mr. Berman to vote your shares at the Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Meeting. Even if you plan to attend the Meeting, we think that it is a good idea to complete and return your proxy card before the Meeting date just in case your plans change. If a proposal comes up for vote at the Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment. The proxy card (or voter information form) will also contain your control number. You will need to use the control number appearing on your proxy card to vote prior to or at the Meeting.
What am I voting on?
You are being asked to vote on the following proposals:
1.
To elect Matthew M. Jenusaitis and Robert A. Berman as Class II Directors of the Company, to hold office until the 2028 Annual Meeting of Stockholders or until their successors are elected and qualified or until their earlier death, incapacity, removal or resignation;

2.	To approve on a non-binding, advisory basis the compensation of our named executive officers;
3.
To ratify the appointment by the Audit Committee of the Company’s Board of Directors of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025;

4.	To approve the adoption of the enVVeno Medical Corporation 2025 Equity Incentive Plan; and
5.	To transact, in the discretion of the Company’s Board of Directors, such other business as may properly come before the Meeting or any adjournment thereof.
How does the Board recommend that I vote?
Our Board of Directors unanimously recommends a vote “FOR” the election of the Class II Directors, “FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers, “FOR” the ratification of the appointment by the Audit Committee of the Company’s Board of Directors of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, and “FOR” the approval of the adoption of the Company’s 2025 Equity Incentive Plan.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Most of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Stockholder of Record
If, on the Record Date, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are a “stockholder of record” who may vote at the Meeting, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to direct the voting of your shares as described below. Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed proxy card to ensure that your vote is counted.

Beneficial Owner
If, on the Record Date, your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held “in street name,” and these proxy materials are being forwarded to you by or at the direction of your broker or nominee who is considered the stockholder of record for purposes of voting at the Meeting. As the beneficial owner, you have the right to vote your shares and to attend the Meeting as described below. Whether or not you plan to attend the Meeting, please vote prior to the Meeting as described below to ensure that your vote is counted.
How do I vote?
There are four ways to vote:
1.
Via the Internet. Use the internet to vote by going to the internet address listed on your proxy card or Internet Availability Notice; have your proxy card or Internet Availability Notice in hand as you will be prompted to enter your control number to create and submit an electronic vote. If you vote in this manner, your “proxy,” whose name is listed on the proxy card or Internet Availability Notice, will vote your shares as you instruct on the proxy card or Internet Availability Notice. If you sign and return the proxy card or submit an electronic vote but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Board.

2.
Via telephone. Using a touch-tone telephone, you may transmit your voting instructions to the number provided on your proxy card or in the Internet Availability Notice. Have your proxy card or Internet Availability Notice in hand as you will be prompted to enter your control number to create and submit a telephonic vote.

3.
In person. You may vote at the Meeting by following the instructions when you log-in for the Meeting. Have your proxy card or Internet Availability Notice in hand as you will be prompted to enter your control number to vote at the Meeting.

4.
By Mail. You may vote by mail. If you requested printed copies of the proxy materials by mail and are a record holder, you may vote by proxy by filling out the proxy card and sending it back in the envelope provided. If you requested printed copies of the proxy materials by mail and are a beneficial holder you may vote by proxy by filling out the vote instruction form and sending it back in the envelope provided by your brokerage firm, bank, broker-dealer or other similar organization that holds your shares.

How do I request a paper copy of the proxy materials?
There are four ways to request a paper copy of proxy materials:
•	By mail: You may obtain a paper copy of the proxy materials by writing to us at enVVeno Medical Corporation, 70 Doppler, Irvine, California 92618, Attn: Corporate Secretary.
•	By telephone. You may obtain a paper copy of the proxy materials by calling 1 (800)-579-1639 or the Company at (949) 261-2900.
•	Via the Internet: You may obtain a paper copy of the proxy materials by logging on to http://www.proxyvote.com.
•	By Email: You may obtain a paper copy of the proxy materials by email at sendmaterial@proxyvote.com.
Please make your request for a paper copy as instructed above on or before November 28, 2025 to facilitate timely delivery.
What does it mean if I receive more than one proxy card?
You may have multiple accounts at the transfer agent and/or with brokerage firms. Please sign and return all proxy cards to ensure that all of your shares are voted.

What if I change my mind after I return my proxy?
You may revoke your proxy and change your vote at any time before the polls close at the Meeting. You may do this by:
•	sending a written notice to the Chief Financial Officer of the Company stating that you would like to revoke your proxy of a particular date;
•	signing another proxy card with a later date and returning it before the polls close at the Meeting or voting online or by telephone again at a later date; or
•	participating in the Meeting live via the internet and voting again.
Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, you may need to instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the broker, bank or other nominee.
Will my shares be voted if I do not sign and return my proxy card?
If your shares are held in your name and you do not sign and return your proxy card or vote online, your shares will not be voted unless you vote at the Meeting. If you hold your shares in the name of a broker, bank or other nominee, your nominee may determine to vote your shares at its own discretion on the ratification of the Company’s independent public accountant since such matter is a routine matter, absent instructions from you. However, due to voting rules that may prevent your bank or broker from voting your uninstructed shares on a discretionary basis in the election of directors, the compensation of our named executive officers, the adoption of the 2025 Equity Incentive Plan and other non-routine matters, it is important that you cast your vote.
How may I vote with respect to each proposal and how are votes counted?
Your voting options will be dependent on the particular proposal for which you wish to cast a vote. With respect to proposal 1 (the election of directors), you may vote “for” the director nominee or “withhold” authority to vote for the director nominee. With respect to proposal 2 (advisory vote on executive compensation), proposal 3 (ratification of the Company’s independent public accountant) and proposal 4 (approval of the 2025 Equity Incentive Plan), you may vote “for” or “against” the proposal or you may “abstain” from casting a vote on such proposal. Abstentions, votes marked “withheld” and broker non-votes will be counted for the purpose of determining whether a quorum is present at the Meeting.
Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. The election of the directors, the advisory vote on compensation of our named executive officers, and the adoption of the 2025 Equity Incentive Plan are “non-routine.” Thus, in tabulating the voting result for these proposals, shares that constitute broker non-votes are not considered votes cast on those proposals. The ratification of the appointment of the Company’s independent public accountant is a “routine” matter and therefore a broker may vote on this matter without instructions from the beneficial owner as long as instructions are not given.
How many votes are required to elect Matthew M. Jenusaitis and Robert A. Berman as Class II directors?
Our amended and restated bylaws provide that directors are to be elected by a plurality of the votes of the shares present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. This means that the two (2) candidates receiving the highest number of affirmative votes at the Meeting will be elected as Class II directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Shares present at the Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality.
How many votes are required to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers?
The affirmative vote of the holders of a majority in voting power of the shares of stock of the corporation which are present in person or by proxy and entitled to vote thereon is required to approve, on a non-binding, advisory basis, the compensation of our named executive officers. Abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the approval of the compensation of our named executive officers.

How many votes are required to ratify the Company’s independent public accountants?
The affirmative vote of the holders of a majority in voting power of the shares of stock of the corporation which are present in person or by proxy and entitled to vote thereon is required to ratify CBIZ CPAs P.C. as our independent registered public accounting firm for the year ending December 31, 2025. Abstentions will have the effect of a vote against this proposal, but since this is a routine matter, brokers may vote at the Meeting on this proposal provided that they have not received instructions from a beneficial owner.
How many votes are required to approve the adoption of the enVVeno Medical Corporation 2025 Equity Incentive Plan?
The affirmative vote of the holders of a majority in voting power of the shares of stock of the corporation which are present in person or by proxy and entitled to vote thereon is required to approve the adoption of the 2025 Equity Incentive Plan. Abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the approval of the adoption of the 2025 Equity Incentive Plan.
What happens if I don’t indicate how to vote my proxy?
If you just sign your proxy card without providing further instructions, your shares will be counted as a “for” vote for the election of the Class II Directors, a “for” vote for the approval, on a non-binding, advisory basis, of the compensation of our named executive officers, a “for” vote for the ratification of the appointment by the Audit Committee of the Company’s Board of Directors of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, a “for” vote for the approval of the adoption of the Company’s 2025 Equity Incentive Plan. If a proposal comes up for a vote at the Meeting that is not on the proxy card, the proxy will vote according to his best judgment.
Is my vote kept confidential?
Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.
Where do I find the voting results of the Meeting?
We will announce voting results at the Meeting and file a Current Report on Form 8-K announcing the voting results of the Meeting.
Who can help answer my questions?
You can contact our Chief Financial Officer, Ms. Jennifer Bright, at (949) 261-2900 or by sending a letter to Ms. Bright at the offices of the Company at 70 Doppler Irvine, California 92618, with any questions about proposals described in this Proxy Statement or how to execute your vote.

enVVeno Medical Corporation
70 Doppler Irvine, California 92618
(949) 261-2900

PROXY STATEMENT
INTRODUCTION
2025 Annual Meeting of Stockholders
This Proxy Statement is being furnished to the holders of our Common Stock in connection with the solicitation of proxies for use at the 2025 Annual Meeting of Stockholders of the Company. The Meeting is to be held via live webcast on Thursday, December 11, 2025 at 9:00 a.m., Pacific Time, and at any adjournment or adjournments thereof.
Record Date; Mailing Date
The Board has fixed the close of business on October 17, 2025 as the Record Date for the determination of stockholders entitled to notice of, and to vote and act at, the Meeting. Only stockholders of record at the close of business on that date are entitled to notice of, and to vote and act at, the Meeting. The Proxy Statement is first being mailed to stockholders of the Company on or about October 27, 2025.
Proposals to be Submitted at the Meeting
At the Meeting, stockholders will be acting upon the following proposals:
1.
To elect Matthew M. Jenusaitis and Robert A. Berman as Class II Directors of the Company, to hold office until the 2028 Annual Meeting of Stockholders or until their successors are elected and qualified or until their earlier death, incapacity, removal or resignation;

2.	To approve on a non-binding, advisory basis the compensation of our named executive officers;
3.
To ratify the appointment by the Audit Committee of the Company’s Board of Directors of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025;

4.	To approve the adoption of the enVVeno Medical Corporation 2025 Equity Incentive Plan; and
5.	To transact, in the discretion of the Company’s Board of Directors, such other business as may properly come before the Meeting or any adjournment thereof.
Principal Offices
The principal executive offices of the Company are located at 70 Doppler Irvine, California 92618. The Company’s telephone number at such address is (949) 261-2900.
Information Concerning Solicitation and Voting
As of the Record Date, there were 20,216,176 outstanding shares of Common Stock. Each share of Common Stock is entitled to one vote on each matter to be voted on at the Meeting. Only holders of shares of Voting Stock on the Record Date will be entitled to vote at the Meeting. The presence in person or by proxy of holders of record of a majority of the Voting Shares outstanding and entitled to vote as of the Record Date shall be required for a quorum to transact business at the Meeting. If a quorum should not be present, the Meeting may be adjourned until a quorum is obtained.
For purposes of Proposal 1, the two (2) candidates receiving the highest number of affirmative votes at the Meeting will be elected as a Class II directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Shares present at the Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality.

For purposes of Proposal 2, the affirmative vote of the holders of a majority in voting power of the shares of stock of the corporation which are present in person or by proxy and entitled to vote thereon is required to approve, on a non-binding, advisory basis, the compensation of our named executive officers. Abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the approval of the compensation of our named executive officers.
For purposes of Proposal 3, the affirmative vote of the holders of a majority in voting power of the shares of stock of the corporation which are present in person or by proxy and entitled to vote thereon is required to ratify CBIZ CPAs P.C. as our independent registered public accounting firm for the year ending December 31, 2025. Abstentions will have the effect of a vote against this proposal, but since this is a routine matter, brokers may vote at the Meeting on this proposal provided that they have not received instructions from a beneficial owner.
For purposes of Proposal 4, the affirmative vote of the holders of a majority in voting power of the shares of stock of the corporation which are present in person or by proxy and entitled to vote thereon is required to approve the 2025 Equity Incentive Plan. Abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the approval of the compensation of our named executive officers.
Expenses
The expense of preparing, printing and mailing this Proxy Statement, exhibits and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers, directors and regular employees of the Company, without additional remuneration, by personal interviews, telephone, email or facsimile transmission. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock held of record and will provide reimbursements for the cost of forwarding the material in accordance with customary charges.
Revocability of proxies
Proxies given by stockholders of record for use at the Meeting may be revoked at any time prior to the exercise of the powers conferred. In addition to revocation in any other manner permitted by law, stockholders of record giving a proxy may revoke the proxy by an instrument in writing, executed by the stockholder or his attorney authorized in writing or, if the stockholder is a corporation, under its corporate seal, by an officer or attorney thereof duly authorized, and deposited either at the corporate headquarters of the Company at any time up to and including the last business day preceding the day of the Meeting, or any adjournments thereof, at which the proxy is to be used, or with the chairman of such Meeting on the day of the Meeting or adjournments thereof, and upon either of such deposits the proxy is revoked.
No Right of Appraisal
None of Delaware law, our certificate of incorporation, or our bylaws, each as amended, provides for appraisal or other similar rights for dissenting stockholders in connection with any of the proposals to be voted upon at this Meeting. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares.
ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN THE MANNER RECOMMENDED BY THE BOARD IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE PERSONS NAMED IN THE PROXY WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE MEETING.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE CLASS II DIRECTORS, “FOR” THE APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, “FOR” THE RATIFICATION OF THE APPOINTMENT BY THE AUDIT COMMITTEE OF THE COMPANY’S BOARD OF DIRECTORS OF CBIZ CPAS P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025, AND “FOR” THE APPROVAL OF THE ADOPTION OF THE COMPANY’S 2025 EQUITY INCENTIVE PLAN.

PROPOSAL 1

ELECTION OF CLASS II DIRECTORS
Introduction
The Board currently consists of three classes of directors, as follows:

Director(s)	Class	Term Expires
Dr. Francis Duhay	Class I	2027
Dr. Sanjay Shrivastava	Class I	2027
Matthew M. Jenusaitis	Class II	Nominee in 2025 for term ending 2028
Robert A. Berman	Class II	Nominee in 2025 for term ending 2028
Robert C. Gray	Class III	2026

At the Meeting, stockholders will be asked to elect each of Matthew M. Jenusaitis and Robert A. Berman as Class II directors to hold office until the 2028 Annual Meeting of Stockholders or until his successor is elected and qualified or until his earlier death, incapacity, removal or resignation. The Board has nominated Matthew M. Jenusaitis and Robert A. Berman to stand for election at the Meeting.
The proxy, if returned, and unless indicated to the contrary, will be voted for the election of Matthew M. Jenusaitis and Robert A. Berman. Proxies cannot be voted for a greater number of persons than the number of nominees named.
We have been advised by Matthew M. Jenusaitis and Robert A. Berman that they are willing to be named as a nominees and each is willing to serve as a director if elected. If some unexpected occurrence should make necessary, in the discretion of the Board, the substitution of some other person for the nominees, it is the intention of the persons named in the proxy to vote for the election of such other person as may be designated by the Board.
Directors and Executive Officers
Listed below are the names of the directors and executive officers of the Company, their ages as of the Record Date, their positions held and the year they commenced service with the Company.

Name	Age	Position(s) Held	Year of Service Commencement
Robert A. Berman	62	Director, Chief Executive Officer	2018
Jennifer Bright	54	Chief Financial Officer	2025
Dr. Hamed Alavi	42	Senior Vice President and Chief Technology Officer	2023
Dr. Francis Duhay	65	Director	2018
Dr. Sanjay Shrivastava	58	Director	2018
Matthew M. Jenusaitis	64	Director	2019
Robert C. Gray	78	Director	2019
Marc H. Glickman, M.D.	76	Senior Vice President and Chief Medical Officer	2016

There are no arrangements between our directors and any other person pursuant to which our directors were nominated or elected for their positions. There are no family relationships between any of our directors or executive officers.
Robert A. Berman has served as our Chief Executive Officer and a member of our Board of Directors since April of 2018. Mr. Berman has over 25 years of experience in a broad variety of areas including healthcare, finance, acquisitions, marketing, compliance, turnarounds, and the development and licensing of emerging technologies. From September 2012 until July 2017, he served as the President, Chief Executive Officer, and a member of the Board of Directors of ITUS Corporation (now called Anixa Biosciences), which at the time he joined the company was a developer of flat panel display technologies, and under his leadership became a Nasdaq listed cancer therapeutics company. From 2000 to March 2007, Mr. Berman was the Chief Operating Officer and General Counsel of Acacia Research Corporation, where he successfully transitioned the company from being an incubator of internet startups into a preeminent, publicly traded company for licensing and enforcing patented technologies with a market cap exceeding $2 billion. Mr. Berman started his career at the law firm of Blank Rome. Mr. Berman has a B.S. in

Entrepreneurial Management from the Wharton School of the University of Pennsylvania and holds a J.D. from the Northwestern University School of Law, where he is an adjunct faculty member. We believe that Mr. Berman is qualified to serve as a member of our board of directors because of his experience in a broad variety of areas including healthcare, finance, acquisitions, marketing, compliance, turnarounds, and the development and licensing of emerging technologies.
Dr. Francis Duhay has served as member of our board of directors since October 2018. He is an accomplished heart surgeon, entrepreneur, and corporate executive. Board certified in general (UCSF) and cardiothoracic surgery (Duke), his seminal work in minimally invasive cardiac surgery led to 32 patents for surgical devices used in thousands of heart operations. Dr Duhay left clinical practice for industry in 2008, where he served as Vice President and General Manager of the nascent transcatheter heart valve therapy program (Ascendra) at Edwards Lifesciences (“Edwards”), the world’s leading manufacturer of bioprosthetic heart valves. With European CE Mark, he oversaw growth in sales of transcatheter heart valves from $3M to over $250M within the first four years of commercial launch. Promoted to Vice President of Global Medical & Clinical Affairs, he led planning and execution of four US FDA pivotal clinical trials. He was eventually promoted to Chief Medical Officer, where, in addition to overseeing Global Medical & Clinical Affairs, he supported other areas within Edwards including Health Economics & Reimbursement in its successful application for a procedure code, payment, and coverage of transcatheter aortic valve replacement (TAVR), and Regulatory Affairs, as an industry representative and clinical expert on the ISO 5840:2014 and 5910:2018 cardiac valve working groups. After departing Edwards, he co-founded and led Koa Accel, a major medical device accelerator in the Orange County, CA, ecosystem. This bore three medical device startups – Makani Science (selected into the 2021 cohort of the prestigious Y-Combinator), Kino Discovery (selected into the 2021 cohort of MedTech Innovator), and Kahala Biosciences. Most recently, Dr Duhay served as Senior Vice President of Global Medical & Clinical Affairs for Olympus Corporation, the world’s leading manufacturer of colonoscopes, duodenoscopes, bronchoscopes, and cystoscopes. We believe that Dr. Duhay is qualified to serve as a member of our board of directors because he is a trained cardiac and thoracic surgeon and former Chief Medical Officer at Edwards Life Sciences.
Dr. Sanjay Shrivastava has served as a member of our board of directors since October 2018. He has been involved in developing, commercializing, evaluating, and acquiring medical devices for more than 24 years, including serving in leadership positions in research and development, business development, and marketing at J&J, BTG, plc, Medtronic, Abbott Vascular, and Edwards Life Sciences. He is presently serving as the chief executive officer at Innova Vascular, Inc., an early commercial stage medical device company engaged in peripheral venous thrombectomy space. Prior to this, he co-founded BlackSwan Vascular, Inc., where he served on its board of directors and led a strategic alliance including the acquisition deal with Sirtex Medical. Sirtex Medical’s parent company acquired BlackSwan Vascular, Inc. in 2023. Dr. Shrivastava worked on several acquisition and investment deals during his roles as a senior director, business development at J&J and a vice president, upstream marketing and strategy at BTG, plc, which had an annual revenue of about $800 million and is now part of Boston Scientific Corporation through an acquisition. At Medtronic, Dr. Shrivastava was the Director of Global Marketing for the Cardiac and Vascular Group where he helped build the embolization business, from its initiation to a substantial revenue with a very high CAGR over a period of six years. Dr. Shrivastava was part of the peripheral vascular business at Abbott Vascular and worked on trans-catheter heart valve repair and replacement products at Edwards Life Sciences. Dr. Shrivastava received his Bachelor of Engineering degree at the Indian Institute of Technology and a doctorate degree in materials science and engineering from the University of Florida. We believe that Dr. Shrivastava is qualified to serve as a member of our board of directors because of having served in Chief Executive Officer and board of director positions at several medical device start-ups, and leadership positions in research and development, business development, and marketing at Innova Vascular, Inc., BTG, Medtronic, Abbott Vascular, and Edwards Life Sciences.
Matthew M. Jenusaitis has served as a member of our board of directors since September 2019. He has over 30 years of health care experience with an emphasis on building and selling companies that develop medical devices to treat vascular diseases. Since March 2015, Mr. Jenusaitis has been a senior administrative executive at the UC San Diego Health System. He currently serves as the Chief Administrative Officer for UCSD’s Moore’s Cancer Center and UCSD Oncology. From June 2009 to March 2015, Mr. Jenusaitis was President and CEO of OCTANe Foundation for Innovation, a non-profit focused on the development of innovation in Orange County, CA. Over the course of his career, Mr. Jenusaitis has been on the board of directors of Pulsar Vascular (2008-2017), which was sold to Johnson and Johnson, Creagh Medical (2008-2015), which was sold to SurModics, and Precision Wire Components (2009-2014), which was sold to Creganna Medical. Mr. Jenusaitis was also a Senior Vice President at ev3 (April 2006 to July 2008), which was sold to Covidian and later purchased by Medtronics. In addition, Mr. Jenusaitis was the President of the Peripheral Division at Boston Scientific (July 2003 to August 2005) and was an Executive in Residence at Warburg Pincus (September 2005 to March 2006). Mr. Jenusaitis has an MBA from the University of California, Irvine, a Masters Degree in Biomedical Engineering from Arizona State University, and a Bachelors Degree in Chemical Engineering from Cornell University. We believe that Mr. Jenusaitis is qualified to serve as a member of our board of directors because of over 30 years of health care experience with an emphasis on building and selling companies that develop medical devices to treat vascular diseases and his prior board experiences.
Robert C. Gray has served as a member of our board of directors since September 2019. He had a 20-year career at Highmark, Inc., one of America’s largest health insurance organizations, which serves over 20 million subscribers, and includes Highmark Blue Cross Blue Shield Pennsylvania, Highmark Blue Cross Blue Shield Delaware, and Highmark Blue Cross Blue Shield West Virginia, which he retired from in 2008. While at Highmark, Mr. Gray helped increase revenues to $12.3 billion from $6.9 billion, and helped generate an operating gain of $375 million from an operating loss of $91 million. In addition to being the board chairman, Chief Executive Officer, and President of several of Highmark’s subsidiaries and affiliated companies, Mr. Gray was the Chief Financial Officer of Highmark’s parent company and was the primary contact to Highmark’s board of directors for Highmark’s audit, investment and compensation (incentive plans) committees. His many responsibilities at Highmark included rate setting and reimbursement negotiations. Following Highmark, Mr. Gray co-founded U.S. Holdings LLC (U.S. Implants LLC.), a national distributor of orthopedic implants, and has served as Vice President since 2009. Since 2011, Mr. Gray has also been self-employed as a strategy and financial consultant. Mr. Gray also currently serves as Chairman and President of Metropolitan Woodworks, Inc., a manufacturer of custom kitchen cabinetry based in North Carolina. Mr. Gray engaged in Postgraduate Studies at the University of North Carolina–Chapel Hill and has an undergraduate degree from Bucknell University. We believe that Mr. Gray is qualified to serve as a member of our board of directors because of his financial and medical reimbursement expertise having served as the Chief Financial Officer at Highmark, Inc., one of America’s largest health insurance organization.
Marc H. Glickman, M.D. has served as our Senior Vice President and Chief Medical Officer since May 2016 and served as member of our board of directors from July 2016 to August 2017. In 1981, Dr. Glickman started a vascular practice in Norfolk, Virginia. He established the first Vein Center in Virginia and also created a dialysis access center. He was employed by Sentara Health Care as director of Vascular Services until he retired in 2014. Dr. Glickman is a board certified vascular surgeon. Dr. Glickman received his Doctor of Medicine from Case Western Reserve, in Cleveland, Ohio and completed his residency at the University of Washington, Seattle. He is board certified in Vascular Surgery and was the past president of the Vascular Society of the Americas. He has served on the advisory boards of Possis Medical, Cohesion Technologies, Thoratec, GraftCath, Inc., TVA medical, Austin, Texas.
Jennifer Bright has served as our Chief Financial Officer since May 2025. Ms. Bright is a certified public accountant with more than 25 years of professional accounting and finance experience. Ms. Bright was the Chief Financial Officer of BIOLASE, Inc., until November 2024 when the company sold substantially all assets to MegaGen Implant Co., LTD. From June 2020 to December 2020, she was consulting as Interim Director of Accounting at Spectrum Pharmaceuticals and was the Corporate Controller at Kellermeyer Bergensons Services from November 2018 to April 2020. Previously, Ms. Bright held senior accounting director and controller positions at Advantage Solutions, Inc., Crunch Holdings, LLC, Apria Healthcare Group, Inc., and Richmond American Homes, and was a Supervising Senior Auditor at the accounting firm of PricewaterhouseCoopers LLP. Ms. Bright holds a B.A. degree in Business Administration from the University of Washington.
Dr. Hamed Alavi joined enVVeno Medical as Director, Research, Development and Quality in July 2020 and was promoted to Vice President of Research, Development and Quality in January 2021. Prior to joining enVVeno Medical, Dr. Alavi was the head of engineering at NaviGate Cardiac Structures Inc., a company which developed tricuspid heart valve replacement and delivery system devices, and held roles at Medtronic Cardiac and Vascular Group (CVG) and Edwards Lifesciences Center for Advanced Cardiovascular Technology where he used his technical and leadership skills to drive early-stage medical device technologies from conception to commercialization. Dr. Alavi received his doctorate in biomedical engineering from the University of California, Irvine where he was trained in one of the most prominent cardiovascular engineering doctoral programs in the US.

His pioneering work in hybrid tissue and implantable medical devices was broadly recognized and given accolades by a number of institutions – such as the American Heart Association. He also holds an M.S. degree in biomedical engineering and a B.S. degree in mechanical engineering.
Family Relationships
There are no family relationships between or among any of the current directors or executive officers. There are no family relationships among our officers and directors and those of our subsidiaries and affiliated companies.
Certain Legal Proceedings
None of the Company’s directors or executive officers have been involved, in the past ten years and in a manner material to an evaluation of such director’s or officer’s ability or integrity to serve as a director or executive officer, in any of those “Certain Legal Proceedings” more fully detailed in Item 401(f) of Regulation S-K, which include but are not limited to, bankruptcies, criminal convictions and an adjudication finding that an individual violated federal or state securities laws.
Board Composition
Our business and affairs are organized under the direction of our board of directors, which currently consists of five members. Our directors hold office until the earlier of their death, incapacity, removal or resignation, or until their successors have been elected and qualified. Our board of directors does not have a formal policy on whether the roles of a Chief Executive Officer and Chairman of our board of directors should be separate. The primary responsibilities of our board of directors are to provide oversight, strategic guidance, counseling and direction to our management. Our board of directors meets on a regular basis. Our bylaws provide that the authorized number of directors may be changed only by resolution of the board of directors.
We have no formal policy regarding board diversity. Our priority in selection of board members is identification of members who will further the interests of our stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business and understanding of the competitive landscape.
Our amended and restated certificate of incorporation divides our board of directors into three classes, with staggered three-year terms, as follows:
Class I Directors (serving until the 2027 Annual Meeting of Stockholders, or until their earlier death, disability, resignation or removal):
Dr. Francis Duhay* and Dr. Sanjay Shrivastava*
Class II Directors (serving until the 2025 Annual Meeting of Stockholders, or until their earlier death, disability, resignation or removal):
Matthew M. Jenusaitis*, Robert A. Berman
Class III Director (serving until the 2026 Annual Meeting of Stockholders, or until his earlier death, disability, resignation or removal):
Robert C. Gray*
(*) Independent Director.
At each annual meeting of stockholders to be held after the initial classification, the successors to directors whose terms then expire will serve until the third annual meeting following their election and until their successors are duly elected and qualified. The authorized size of our board of directors is currently five members. The authorized number of directors may be changed only by resolution of the board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed between the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of the board of directors may have the effect of delaying or preventing changes in our control or management. Our directors may be removed for cause by the affirmative vote of the holders of at least 66 2/3% of our Voting Stock.

Director Independence
The Nasdaq Marketplace Rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq Marketplace Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act.
Under Rule 5605(a)(2) of the Nasdaq Marketplace Rules, a director will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3 of the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries.
Our board of directors has reviewed the composition of our board of directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our board of directors has determined that each of Dr. Duhay, Mr. Gray, Mr. Jenusaitis and Dr. Shrivastava is an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Marketplace Rules. Our board of directors also determined that Mr. Gray, Mr. Jenusaitis and Dr. Shrivastava will serve on our audit committee, Mr. Gray and Mr. Jenusaitis and Dr. Shrivastava will serve on our compensation committee, and Dr. Duhay, Mr. Jenusaitis and Dr. Shrivastava will serve on our nominating and corporate governance committee, and that each of the committees satisfy the independence standards for such committees established by the SEC and the Nasdaq Marketplace Rules, as applicable. In making such determinations, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.
Meetings of the Board and Stockholders
Our board of directors met in person and telephonically five (5) times during 2024 and also acted by unanimous written consent. All of the members of our board of directors were present during at least 75% of the board of director meetings and all of the members of the respective committees of the board of directors were present during at least 67% of such committee meetings held. There were four (4) Audit Committee meetings, three (3) Compensation Committee meetings and no Nominating or Corporate Governance meetings held in 2024. Our board of directors had 100% attendance for the annual meeting that convened on December 18, 2024. It is our policy that all directors must attend all stockholder meetings, barring extenuating circumstances.
Board Committees
Our board of directors has established three standing committees-audit, compensation, and nominating and corporate governance-each of which operates under a charter that has been approved by our board of directors. Copies of each committee’s charter are posted on the Investors section of our website, which is located at https://envveno.com/. Each committee has the composition and responsibilities described below. Our board of directors may from time to time establish other committees.
Audit Committee
Our audit committee consists of Mr. Gray, who is the chair of the audit committee, Mr. Jenusaitis and Dr. Shrivastava. Our board of directors has determined that each of the members of our audit committee satisfies the Nasdaq Marketplace Rules and SEC independence requirements. The functions of this committee include, among other things:
•	evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;
•	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;
•
reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

•
reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;

•	reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented;
•
reviewing our cybersecurity data breach risk and impact, cyber prevention and detection controls, privacy matters, incident response, third-party cyber risk, cyber trends and events, and other cyber topics; and

•	reviewing and evaluating on an annual basis the performance of the audit committee, including compliance of the audit committee with its charter.
Our board of directors has determined that Mr. Gray qualifies as an “audit committee financial expert” within the meaning of applicable SEC regulations and meets the financial sophistication requirements of the Nasdaq Marketplace Rules. Both our independent registered public accounting firm and management periodically meet privately with our audit committee.
Compensation Committee
Our compensation committee consists of Dr. Shrivastava, who is the chair of the committee, Mr. Gray and Mr. Jenusaitis. Our board of directors has determined that each of the members of our compensation committee is an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, and satisfies the Nasdaq Marketplace Rules independence requirements. The functions of this committee include, among other things:
•	reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full board of directors regarding) our overall compensation strategy and policies;
•
reviewing and approving the compensation, the performance goals and objectives relevant to the compensation, and other terms of employment of our Chief Executive Officers and our other executive officers;

•
reviewing and approving (or if it deems appropriate, making recommendations to the full board of directors regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

•	reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;
•	reviewing with management and approving our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC; and
•	preparing the report that the SEC requires in our annual proxy statement.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Dr. Duhay, who is the chair of the committee, Mr. Jenusaitis and Dr. Shrivastava. Our board of directors has determined that each of the members of this committee satisfies the Nasdaq Marketplace Rules independence requirements. The functions of this committee include, among other things:
•	identifying, reviewing and evaluating candidates to serve on our board of directors consistent with criteria approved by our board of directors;
•	evaluating director performance on our board of directors and applicable committees of our board of directors and determining whether continued service on our board of directors is appropriate;
•	evaluating, nominating and recommending individuals for membership on our board of directors; and
•	evaluating nominations by stockholders of candidates for election to our board of directors.

Code of Conduct
Our board of directors has adopted a written code of conduct that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted on our website a current copy of the code and all disclosures that are required by law or Nasdaq Marketplace Rules concerning any amendments to, or waivers from, any provision of the code.
Insider Trading Policy
We have adopted a formal policy against insider trading which provides guidelines to all of our directors, officers and employees with respect to trading in our securities, as well as the securities of publicly traded companies with whom we have a business relationship. This policy has been designed to prevent insider trading or even allegations of insider trading.
Board Leadership Structure
Our board of directors is free to select the Chairman of the board of directors and a Chief Executive Officer in a manner that it considers to be in the best interests of our company at the time of selection. Currently, Robert A. Berman serves as our Chief Executive Officer and we do not currently have a Chairman of our board. Additionally, four of our five members of our board of directors have been deemed to be “independent” by the board of directors, which we believe provides sufficient independent oversight of our management. Our board of directors has not designated a lead independent director.
Our board of directors, as a whole and also at the committee level, plays an active role overseeing the overall management of our risks. Our Audit Committee reviews risks related to financial and operational items with our management and our independent registered public accounting firm. Our board of directors is in regular contact with our Chief Executive Officer, who reports directly to our board of directors and who supervises day-to-day risk management.
Role of Board in Risk Oversight Process
Our board of directors believes that risk management is an important part of establishing, updating and executing on our business strategy. Our board of directors has oversight responsibility relating to risks that could affect the corporate strategy, business objectives, compliance, operations, and the financial condition and performance of our company. Our board of directors focuses its oversight on the most significant risks facing us and on our processes to identify, prioritize, assess, manage and mitigate those risks. Our board of directors receives regular reports from members of our senior management on areas of material risk to us, including strategic, operational, financial, legal and regulatory risks. While our board of directors has an oversight role, management is principally tasked with direct responsibility for management and assessment of risks and the implementation of processes and controls to mitigate their effects on us.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our directors and executive officers and persons who beneficially own more than 10% of our common stock (referred to herein as the “reporting persons”) file with the SEC various reports as to their ownership of and activities relating to our common stock. Such reporting persons are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file.
Based solely upon a review of copies of Section 16(a) reports and representations received by us from reporting persons, and without conducting any independent investigation of our own, in fiscal year 2024 all Forms 3, 4 and 5 were timely filed with the SEC by such reporting persons.
Certain Relationships and Related Party Transactions
The following is a description of transactions since January 1, 2024 to which we were a party in which (i) the amount involved exceeded or will exceed the lesser of (A) $120,000 or (B) one percent of our average total assets at year end for the last two completed fiscal years and (ii) any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, any of the foregoing persons, who had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other similar arrangements, which are described under “Executive Compensation.”
Perceptive Life Sciences Master Fund, Ltd.
Perceptive Life Sciences Master Fund, Ltd. (“Perceptive”), a holder of greater than 5% of our Common Stock based on the Schedule 13G/A filed by Perceptive on November 14, 2024, participated as an investor in a financing with the Company pursuant to a purchase agreement that was executed on October 6, 2023. Pursuant to the purchase agreement, Perceptive purchased pre-funded warrants (the “Pre-Funded Warrants”) to purchase 861,192 shares of Common Stock, Tranche A Warrants (the “Tranche A Warrants”) to purchase 861,192 shares of Common Stock, and Tranche B Warrants (the “Tranche B Warrants”) to purchase 861,192 shares of Common Stock for a combined purchase price per Pre-Funded Warrant and accompanying Tranche A Warrant and Tranche B Warrant of $5.8059. The warrants are immediately exercisable at an exercise price of $6.945 per share for the Tranche A Warrants, $8.334 per share for the Tranche B Warrants, and a nominal exercise price of $0.0001 per share for the Pre-Funded Warrants. The Tranche A Warrants expired on April 5, 2024, the thirtieth (30th) calendar day following the release by the Company of initial top line efficacy data including rVCSS data constituting a 3 or more point improvement for the SAVVE clinical trial. The Tranche B Warrants will expire on the date that is the earlier of (i) 5:00 p.m. Eastern time on the thirtieth (30th) calendar day following the PMA Approval by the U.S. FDA for the VenoValve or (ii) October 12, 2026. The Pre-Funded Warrants will terminate when they are exercised in full and as of October 17, 2025, all Pre-Funded Warrants purchased by Perceptive have been exercised. The offering closed on October 11, 2023.
Indemnification of Officers and Directors
Our amended and restated certificate of incorporation and amended and restated bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the DGCL. Further, we intend to enter into indemnification agreements with each of our directors and officers, and we intend to purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances. For further information, see “Executive Compensation—Limitations of Liability and Indemnification Matters.”
To the best of our knowledge, during the past two fiscal years, other than as set forth above, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or are to be a party, in which the amount involved exceeds the lesser of (A) $120,000 or (B) one percent of our average total assets at year end for the last two completed fiscal years, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, has an interest (other than compensation to our officers and directors in the ordinary course of business).
Votes Required
For purposes of Proposal 1, the two (2) candidates receiving the highest number of affirmative votes at the Meeting will be elected as a Class II directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Shares present at the Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality
THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF MATTHEW M. JENUSAITIS AND
ROBERT A. BERMAN TO EACH SERVE AS A CLASS II DIRECTOR ON THE COMPANY’S BOARD,
TO HOLD OFFICE UNTIL THE 2028 ANNUAL MEETING OF STOCKHOLDERS OR UNTIL
HIS SUCCESSOR IS ELECTED AND QUALIFIED OR UNTIL HIS EARLIER
RESIGNATION OR REMOVAL.

EXECUTIVE COMPENSATION
The following table sets forth total compensation paid to our named executive officers for the years ended December 31, 2024 and 2023. Individuals we refer to as our “named executive officers” include our current Chief Executive Officer, our current Chief Financial Officer and our other most highly compensated executive officer whose salary and bonus for services rendered in all capacities exceeded $100,000 during the fiscal year ended December 31, 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Other Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Robert A. Berman Chief Executive Officer	2024	500,000	232,500	400,513(1)	—		28,119(8)	1,161,132
	2023	500,000	500,000	854,393(2)	—		16,491(9)	1,870,884
Craig Glynn Chief Financial Officer(16)	2024	250,000	38,750	—	—		13,476(10)	302,226
	2023	250,000	50,000	213,598(3)	—		13,693(11)	527,291
Marc H. Glickman, M.D. Chief Medical Officer and Senior Vice President	2024	367,500	56,963	150,192(4)	—		51,918(12)	626,573
	2023	367,500	73,500	284,798(5)	—		50,586(13)	776,384
Dr. Hamed Alavi Senior Vice President & Chief Technology Officer	2024	300,000	46,500	150,192(6)	—		25,203(14)	521,895
	2023	300,000	60,000	284,798(7)	—		24,390(15)	669,188

(1)	Represents the grant date fair value of 200,000 stock options granted on December 18, 2024, computed in accordance with FASB ASC Topic 718. The options vest quarterly over a three-year period.
(2)	Represents the grant date fair value of 300,000 stock options granted on December 5, 2023, computed in accordance with FASB ASC Topic 718. The options vest quarterly over a three-year period.
(3)	Represents the grant date fair value of 75,000 stock options granted on December 5, 2023, computed in accordance with FASB ASC Topic 718. The options vest quarterly over a three-year period.
(4)	Represents the grant date fair value of 75,000 stock options granted on December 18, 2024, computed in accordance with FASB ASC Topic 718. The options vest quarterly over a three-year period.
(5)	Represents the grant date fair value of 100,000 stock options granted on December 5, 2023, computed in accordance with FASB ASC Topic 718. The options vest quarterly over a three-year period.
(6)	Represents the grant date fair value of 75,000 stock options granted on December 18, 2024, computed in accordance with FASB ASC Topic 718. The options vest quarterly over a three-year period.
(7)	Represents the grant date fair value of 100,000 stock options granted on December 5, 2023, computed in accordance with FASB ASC Topic 718. The options vest quarterly over a three-year period.
(8)	Includes company paid healthcare of $9,679 and 401(k) match of $18,441.
(9)	Includes company paid healthcare of $1,241 and 401(k) match of $15,250.
(10)	Includes company paid healthcare of $1,360 and 401(k) match of $12,115.
(11)	Includes company paid healthcare of $1,241 and 401(k) match of $12,452.
(12)	Includes company paid healthcare of $34,406 and 401(k) match of $17,512.
(13)	Includes company paid healthcare of $35,336 and 401(k) match of $15,250.
(14)	Includes company paid healthcare of $10,665 and 401(k) match of $14,538.
(15)	Includes company paid healthcare of $9,505 and 401(k) match of $14,885.
(16)	On May 19, 2025, Craig Glynn resigned as Chief Financial Officer of the Company and Jennifer Bright was appointed as Chief Financial Officer.
Employment Agreements
We have entered into various employment agreements with certain of our executive officers. Set forth below is a summary of many of the material provisions of such agreements, which summaries do not purport to contain all of the material terms and conditions of each such agreement. For purposes of the following employment agreements:
•
“Cause” generally means the executive’s (i) willful misconduct or gross negligence in the performance of his or her duties to us; (ii) willful failure to perform his or her duties to us or to follow the lawful directives of the Chief Executive Officer (other than as a result of death or disability); (iii) indictment for, conviction of or pleading of guilty or nolo contendere to, a felony or any crime involving moral turpitude: (iv) repeated failure to cooperate in any audit or investigation of our business or financial practices; (v) performance of any material act of theft, embezzlement, fraud, malfeasance, dishonesty or misappropriation of our property; or (vi) material breach of his or her employment agreement or any other material agreement with us or a material violation of our code of conduct or other written policy.
•
“Good reason” generally means, subject to certain notice requirements and cure rights, without the executive’s consent, (i) material diminution in his or her base salary or annual bonus opportunity; (ii) material diminution in his or her authority or duties (although a change in title will not constitute “good reason”), other than temporarily while physically or mentally incapacitated, as required by applicable law; (iii) relocation of his or her primary work location by more than 25 miles from its then current location; or (iv) a material breach by us of a material term of the employment agreement.

•
“Change of control” generally means (i) the acquisition, other than from us, by any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), other than us or any subsidiary, affiliate (within the meaning of Rule 144 promulgated under the Securities Act) or employee benefit plan of ours, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors; (ii) a reorganization, merger, consolidation or recapitalization of us, other than a transaction in which more than 50% of the combined voting power of the outstanding voting securities of the surviving or resulting entity immediately following such transaction is held by the persons who, immediately prior to the transaction, were the holders of our voting securities; or (iii) a complete liquidation or dissolution of us, or a sale of all or substantially all of our assets.

Robert A. Berman
On March 30, 2018, we entered into an employment agreement with Robert A. Berman, our current Chief Executive Officer and director. Pursuant to the terms of his employment agreement, Mr. Berman’s base salary was initially $400,000, subject to annual review and adjustment at the discretion of our compensation committee. In November 2021 the board of directors increased Mr. Berman’s base salary to $450,000 for 2022 and $500,000 commencing in 2023. In December 2024 the board of directors increased Mr. Berman’s base salary to $525,000. Mr. Berman also participates in an annual discretionary bonus pool where he is eligible for a bonus of up to 60% of his base salary. The bonus amount actually paid, if any, is subject to the achievement of key performance indicators established each year by our compensation committee. Mr. Berman may also receive additional discretionary bonuses as determined by our compensation committee. Mr. Berman’s employment agreement may be terminated at any time with or without cause and with or without notice or for good reason thereunder.
Mr. Berman is entitled to participate in our employee benefit, pension and/or profit sharing plans, and we will pay certain health and dental premiums on his behalf. Mr. Berman’s employment agreement prohibits him from inducing, soliciting or entertaining any of our employees to leave our employ during the term of the agreement and for 12 months thereafter.
Pursuant to the terms of his employment agreement, Mr. Berman is entitled to severance in the event of certain terminations of employment. In the event Mr. Berman’s employment is terminated by us without cause and other than by reason of disability or he resigns for good reason, subject to his timely executing a release of claims in our favor and in addition to certain other accrued benefits, he is entitled to receive 12 months of continued base salary (or 24 months if such termination occurs within 24 months following a change of control).
In connection with his employment, Mr. Berman received an initial equity grant of an option to purchase 43,209 shares for $10.00 per share, with 8,642 vesting on the date of his Employment Agreement, March 30, 2018, and the remaining 80% vested ratably on a monthly basis over the following 24 months. In February 2021, the board of directors approved an option grant to Mr. Berman to purchase 838,000 shares of common stock at an exercise price of $8.20 per share (the closing price of the Company’s common stock on February 18, 2021). The stock option vested in equal quarterly installments over a two-year period. In November 2021, the board of directors approved an option grant to Mr. Berman to purchase 349,781 shares of common stock at an exercise price of $6.70 per share (the closing price of the Company’s common stock on November 30, 2021). The stock option vested in equal quarterly installments over a three-year period. Also in November 2021, the board of directors granted Mr. Berman 200,000 restricted stock units. The restricted stock units were initially subject to milestone-based vesting as follows: (i) 50% upon SAVVE (Surgical Anti-reflux Venous Valve Endoprosthesis) endpoints being achieved, and (ii) 50% upon the Pre-Market Approval of the VenoValve. On December 5, 2023, the Board removed the first vesting condition and conditioned vesting of all 200,000 of the restricted stock units on the Pre-Market Approval of the VenoValve. In December 2023, the board of directors approved an option grant to Mr. Berman to purchase 300,000 shares of common stock at an exercise price of $3.59 per share (the closing price of the Company’s common stock on December 4, 2023). The stock option vests in equal quarterly installments over a three-year period. In December 2024, the board of directors approved an option grant to Mr. Berman to purchase 200,000 shares of common stock at an exercise price of $2.57 per share (the closing price of the Company’s common stock on December 18, 2024). The stock option vests in equal quarterly installments over a three-year period. Additionally, the board of directors paid Mr. Berman a cash bonus of $232,500 and $500,000 for 2024 and 2023, respectively.
Craig Glynn
On February 19, 2021, the Company entered into an employment agreement with Mr. Glynn, in connection with Mr. Glynn’s elevation to full time Chief Financial Officer, treasurer and secretary of the Company. Pursuant to the employment agreement, Mr. Glynn provided for an initial salary of $225,000 per year, subject to annual review and adjustment at the discretion of the Board. In November 2024 the board of directors increased Mr. Glynn’s base salary to $262,500. Mr. Glynn also participates in an annual discretionary bonus pool where he is eligible for a bonus of up to 20% of his base salary. The bonus amount actually paid, if any, is subject to the achievement of key performance indicators established each year by our compensation committee. Mr. Glynn may also receive additional discretionary bonuses as determined by our compensation committee. The board of directors paid Mr. Glynn a cash bonus of $38,750 for 2024. The employment agreement further provides that Mr. Glynn is entitled to participate in any employee benefit plans that the Company has adopted or may adopt.
Pursuant to the terms of the employment agreement, Mr. Glynn’s employment is terminable due to Mr. Glynn’s disability or death, for “Cause” (as defined in the employment agreement) or without “Cause” by the Company, and for “Good Reason” (as defined in the employment agreement) or voluntarily by Mr. Glynn. In the event of Mr. Glynn’s death or disability, or termination for “Cause” by the Company or without “Good Reason” by Mr. Glynn, Mr. Glynn (or his estate) is entitled to receive any unpaid base salary through the termination date, reimbursement for unreimbursed business expenses, accrued but unused vacation time in accordance with the Company’s policy and any other payments or benefits that Mr. Glynn is entitled to in accordance with any Company benefit plans (collectively, the “Accrued Benefits”). Upon termination without “Cause” (other than by reason of death or disability) or resignation for “Good Reason,” Mr. Glynn will be entitled to three months of severance for each year Mr. Glynn is employed up to one year of severance, in addition to all Accrued Benefits. Any outstanding unvested securities owned by Mr. Glynn on the termination date will vest (or terminate) in accordance with the terms of such grant.
In February 2021, the board of directors approved an option grant to Mr. Glynn to purchase 324,000 shares of common stock of the Company at an exercise price of $8.20 per share (the closing price of the Company’s common stock on February 18, 2021). The stock options vest in equal quarterly installments over a three-year period with a six-month cliff. In November 2021, the board of directors approved an option grant to Mr. Glynn to purchase 125,925 shares of common stock at an exercise price of $6.70 per share (the closing price of the Company’s common stock on November 30, 2021). The stock option vests in equal quarterly installments over a three-year period. In November 2021, the board of directors granted Mr. Glynn 50,000 restricted stock units. The restricted stock units were initially subject to milestone-based vesting as follows: (i) 50% upon SAVVE (Surgical Anti-reflux Venous Valve Endoprosthesis) endpoints being achieved, and (ii) 50% upon the Pre-Market Approval of the VenoValve. On December 5, 2023, the Board removed the first vesting condition and conditioned vesting of all 50,000 of the restricted stock units on the Pre-Market Approval of the VenoValve. In December 2023, the board of directors approved an option grant to Mr. Glynn to purchase 75,000 shares of common stock at an exercise price of $3.59 per share (the closing price of the Company’s common stock on December 4, 2023). The stock option vests in equal quarterly installments over a three-year period.
Marc H. Glickman, M.D.
On July 22, 2016, we entered into an employment agreement with Marc H. Glickman, M.D., our Senior Vice President and Chief Medical Officer (the “Pre-existing Employment Agreement”). Pursuant to the terms of his Pre-existing Employment Agreement, Dr. Glickman’s base salary was $300,000, subject to annual review and adjustment at the discretion of our board of directors. In connection with his Pre-existing Employment Agreement, Dr. Glickman received an initial equity grant of an option to purchase up to 7,380 shares of our common stock with 20% of the shares vesting immediately and 80% vesting on a monthly basis over 24 months thereafter. The initial term of Dr. Glickman’s Pre-existing Employment Agreement ended on December 31, 2018 and was automatically extended for an additional three-year term.

On July 26, 2019, we entered into an employment agreement with Dr. Glickman (the “New Employment Agreement”) that supersedes the terms of the Pre-existing Employment Agreement. Pursuant to the terms of the New Employment Agreement, Dr. Glickman’s base salary is $350,000 per year, subject to annual review and adjustment at the discretion of the Board. In December 2022, the board of directors increased Dr. Glickman’s base salary to $367,500. Dr. Glickman also participates in an annual year-end discretionary bonus pool where he is eligible for a bonus of up to 20% of his base salary. The bonus amount actually paid, if any, is subject to the achievement of key performance indicators established each year by our compensation committee. Dr. Glickman may also receive additional discretionary bonuses as determined by our compensation committee.
In connection with entering into the New Employment Agreement, Dr. Glickman’s existing seven thousand three hundred and eighty (7,380) options (“Existing Options”) to purchase Company common stock at two hundred and fifty dollars ($250.00) per share until October 1, 2026, were repriced to fifty dollars ($50.00) per share. Additionally, Dr. Glickman, in connection with the New Employment Agreement, was granted stock options for the right to purchase seven thousand two hundred (7,200) common stock at a price equal to fifty dollars ($50.00) per share exercisable until July 26, 2029, which vested quarterly over a three (3) year period.
Pursuant to the terms of the New Employment Agreement, Dr. Glickman is an at-will employee and is entitled to severance in the event of certain terminations of his employment. In the event that Dr. Glickman’s employment is terminated by the Company without Cause (as defined in the New Employment Agreement), other than by reason of Disability (as defined in the New Employment Agreement), or he resigns for Good Reason (as defined in the New Employment Agreement), subject to his timely executing a release of claims in favor of the Company and in addition to certain other accrued benefits, Dr. Glickman is entitled to receive three months of his base salary for each year that he has been employed by the Company at the time of termination, up to a total of one year of his base salary.
In February 2021, the board of directors approved an option grant to Dr. Glickman to purchase 406,000 shares of common stock at an exercise price of $8.20 per shares (the closing price of the Company’s common stock on February 18, 2021). The stock option vested in equal quarterly installments over a two-year period. In November 2021, the board of directors approved an option grant to Mr. Glickman to purchase 265,700 shares of common stock at an exercise price of $6.70 per share (the closing price of the Company’s common stock on November 30, 2021). The stock option vests in equal quarterly installments over a three-year period. Also in November 2021, the board of directors granted Mr. Glickman 100,000 restricted stock units. The restricted stock units were initially subject to milestone-based vesting as follows: (i) 50% upon SAVVE (Surgical Anti-reflux Venous Valve Endoprosthesis) endpoints being achieved, and (ii) 50% upon the Pre-Market Approval of the VenoValve. On December 5, 2023, the Board removed the first vesting condition and conditioned vesting of all 100,000 of the restricted stock units on the Pre-Market Approval of the VenoValve. In December 2023, the board of directors approved an option grant to Mr. Glickman to purchase 100,000 shares of common stock at an exercise price of $3.59 per share (the closing price of the Company’s common stock on December 4, 2023). The stock option vests in equal quarterly installments over a three-year period. In December 2024, the board of directors approved an option grant to Mr. Glickman to purchase 75,000 shares of common stock at an exercise price of $2.57 per share (the closing price of the Company’s common stock on December 18, 2024). The stock option vests in equal quarterly installments over a three-year period. Additionally, the board of directors paid Mr. Glickman a cash bonus of $56,963 and $73,500 for 2024 and 2023, respectively.
Hamed Alavi
On July 29, 2020, we entered into an employment agreement with Dr. Hamed Alavi, our Senior Vice President and Chief Technology Officer (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Mr. Alavi’s base salary was $190,000, subject to annual review and adjustment at the discretion of our board of directors. Mr. Alavi also participates in an annual year-end discretionary bonus pool where he is eligible for a bonus of up to 25% of his base salary. The bonus amount actually paid, if any, is subject to the achievement of key performance indicators established each year by our compensation committee. Mr. Alavi may also receive additional discretionary bonuses as determined by our compensation committee. In November 2021 the board of directors increased Mr. Alavi’s base salary to $240,000 and, in November 2022, the board of directors increased Mr. Alavi’s annual base salary to $300,000. Additionally, the board of directors paid Mr. Alavi a cash bonus of $46,500 and $60,000 for 2024 and 2023, respectively.
Pursuant to the terms of the employment agreement, Mr. Alavi’s employment is terminable due to Mr. Alavi’s disability or death, for “Cause” (as defined in the employment agreement) or without “Cause” by the Company, and for “Good Reason” (as defined in the employment agreement) or voluntarily by Mr. Alavi. In the event of Mr. Alavi’s death or disability, or termination for “Cause” by the Company or without “Good Reason” by Mr. Alavi, Mr. Alavi (or his estate) is entitled to receive any unpaid base salary through the termination date, reimbursement for unreimbursed business expenses, accrued but unused vacation time in accordance with the Company’s policy and any other payments or benefits that Mr. Alavi is entitled to in accordance with any Company benefit plans (collectively, the “Accrued Benefits”). Upon termination without “Cause” (other than by reason of death or disability) or resignation for “Good Reason,” Mr. Alavi will be entitled to three months of severance for each year Mr. Alavi is employed up to one year of severance, in addition to all Accrued Benefits. Any outstanding unvested securities owned by Mr. Alavi on the termination date will vest (or terminate) in accordance with the terms of such grant. The employment agreement further provides that Mr. Alavi is entitled to participate in any employee benefit plans that the Company has adopted or may adopt.
In February 2021, the board of directors approved an option grant to Mr. Alavi to purchase 320,000 shares of common stock of the Company at an exercise price of $8.20 per shares (the closing price of the Company’s common stock on February 18, 2021). The stock options vested in equal quarterly installments over a three year period with a six month cliff. In November 2021, the board of directors approved an option grant to Mr. Alavi to purchase 125,925 shares of common stock at an exercise price of $6.70 per shares (the closing price of the Company’s common stock on November 30, 2021). The stock option vested in equal quarterly installments over a three year period. Also in November 2021, the board of directors granted Mr. Alavi 50,000 restricted stock units. The restricted stock units were initially subject to milestone-based vesting as follows: (i) 50% upon SAVVE (Surgical Anti-reflux Venous Valve Endoprosthesis) endpoints being achieved, and (ii) 50% upon the Pre-Market Approval of the VenoValve. On December 5, 2023, the Board removed the first vesting condition and conditioned vesting of all 50,000 of the restricted stock units on the Pre-Market Approval of the VenoValve. In December 2023, the board of directors approved an option grant to Mr. Alavi to purchase 100,000 shares of common stock at an exercise price of $3.59 per shares (the closing price of the Company’s common stock on December 4, 2023). The stock option vests in equal quarterly installments over a three-year period. In December 2024, the board of directors approved an option grant to Mr. Alavi to purchase 75,000 shares of common stock at an exercise price of $2.57 per shares (the closing price of the Company’s common stock on December 18, 2024). The stock option vests in equal quarterly installments over a three-year period.
Potential Payments Upon Termination or Change-in-Control
Pursuant to the terms of the employment agreements discussed above, we will pay severance in the event of certain terminations of employment. In the event employment is terminated by us without cause and other than by reason of disability or if the executive resigns for good reason, subject to his or her timely executing a release of claims in our favor and in addition to certain other accrued benefits, he or she is entitled to receive severance pursuant to the terms of his or her employment agreements discussed above.
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information regarding equity awards held by our named executive officers as of December 31, 2024.

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
Robert A. Berman, Chief Executive Officer	43,209(1)	—	N/A	$10.00	September 23, 2028
	40,000(2)	—		$10.00	July 18, 2030
	838,000(3)	—		$8.20	February 18, 2031
	349,781(4)	—(4)		$6.70	November 30, 2031
	107,222(10)	192,778(10)		$3.59	December 2, 2033
	—	200,000(11)		$2.57	February 16, 2034

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
Marc H. Glickman, M.D. Chief Medical Officer and Senior Vice President	7,200(5)	—	N/A	$50.00	July 25, 2029
	7,380(5)	—	N/A	$50.00	October 1, 2026
	40,000(2)	—	—	$10.00	July 18, 2030
	406,000(3)	—		$8.20	February 18, 2031
	265,700(4)	—(4)		$6.70	November 30, 2031
	35,741(10)	64,259(10)		$3.59	December 2, 2033
	—	75,000(11)		$2.57	February 16, 2034

Craig Glynn, Chief Financial Officer(6)	4,000(7)	—	N/A	$10.00	July 18, 2030
	324,000(8)	—(8)		$8.20	February 18, 2031
	125,925(4)	—(4)		$6.70	November 30, 2031
	26,806(10)	48,194(10)		$3.59	December 2, 2033

Dr. Hamed Alavi Senior Vice President and Chief Technology Officer	8,000(7)	—(7)	N/A	$10.00	July 18, 2030
	320,000(8)	—(8)		$8.20	February 18, 2031
	125,925(4)	—(4)		$6.70	November 30, 2031
	66,664(9)	24,999(9)		$6.70	November 30, 2032
	27,407(10)	72,593(10)		$3.59	December 2, 2033
	—	75,000(11)		$2.57	February 16, 2034

(1)
Options were granted on September 24, 2018, and vested 20% on the date of his Employment Agreement, March 30, 2018, and the remaining 80% vests ratably on a monthly basis over the 24 months following the date of his Employment Agreement.

(2)	Options were granted on July 18, 2020 and vest ratably on a monthly basis over 36 months.
(3)	Options were granted on February 18, 2021 and vest ratably on a quarterly basis over two years.
(4)	Options were granted on November 30, 2021 and vest ratably on a quarterly basis over three years.
(5)
On July 26, 2019, the Company entered a new employment agreement with Dr. Glickman that superseded the terms of his existing employment agreement. In connection with entering into the new employment agreement, Dr. Glickman’s existing 7,380 options that were granted on October 1, 2016 were repriced from $250.00 to $50.00 per share. Additionally, on July 26, 2019, Dr. Glickman was granted 7,200 options at $50.00 per share vesting quarterly over a three-year period.

(6)	Mr. Glynn was elevated to permanent Chief Financial Officer in January 2021.
(7)	Options were granted on July 18, 2020 and vest ratably on a quarterly basis over three years.
(8)	Options were granted on February 18, 2021 and vest ratably on a quarterly basis over three years.
(9)	Options were granted on November 30, 2022 and vest ratably on a quarterly basis over three years.
(10)	Options were granted on December 5, 2023 and vest ratably on a quarterly basis over three years.
(11)	Options were granted on December 18, 2024 and vest ratably on a quarterly basis over three years.

Name	Grant Date	Number of unearned restricted stock units that have not vested	Market value of unearned restricted stock units that have not vested(a)
Robert A. Berman, Chief Executive Officer	11/30/2021	200,000(1)	$604,000
Marc H. Glickman, M.D., Chief Medical Officer and Senior Vice President	11/30/2021	100,000(1)	$302,000
Craig Glynn, Chief Financial Officer	11/30/2021	50,000(1)	$151,000
Dr. Hamed Alavi, Senior Vice President and Chief Technology Officer	11/30/2021	50,000(1)	$151,000

(a)	Determined by multiplying the number of restricted stock units that have not vested by $3.02, the closing price of NVNO’s common stock on December 31, 2024, the last trading day of 2024.
(1)
On November 30, 2021, Mr. Berman was granted 200,000 restricted stock units, Dr. Glickman was granted 100,000 restricted stock units, Mr. Glynn was granted 50,000 restricted stock units and Mr. Alavi was granted 50,000 restricted stock units. The restricted stock units were initially subject to milestone-based vesting as follows: (i) 50% upon SAVVE (Surgical Anti-reflux Venous Valve Endoprosthesis) endpoints being achieved, and (ii) 50% upon the Pre-Market Approval of the VenoValve. On December 5, 2023, the Board removed the first vesting condition and conditioned vesting of all of the restricted stock units on the Pre-Market Approval of the VenoValve.

Employee Benefit Plans
Amended and Restated 2016 Omnibus Incentive Plan
On October 1, 2016, our board of directors and our stockholders adopted and approved the enVVeno Medical Corporation 2016 Omnibus Incentive Plan, and, subsequently, on April 26, 2018, our board of directors and our stockholders adopted and approved the Amended and Restated 2016 Omnibus Incentive Plan which was subsequently amended by Amendment No. 1 to the Amended and Restated 2016 Omnibus Incentive Plan following receipt of stockholder approval on December 17, 2020 and by Amendment No. 2 to the Amended and Restated 2016 Omnibus Incentive Plan following receipt of stockholder approval on November 30, 2021 (as amended, the “2016 Plan”). The principal features of the 2016 Plan are summarized below. This summary is qualified in its entirety by reference to the text of the 2016 Plan, which is filed as an exhibit to our Annual Report on Form 10-K.
Equity Award Grant Timing
We generally grant equity awards to our employees and directors in the fourth quarter each calendar year, except in the case of equity awards for new hires which are granted at the board meeting following the acceptance of the employment offer. We do not have a written policy regarding the timing of equity awards, but we do not grant equity awards in anticipation of the release of material nonpublic information, nor do we time the release of material nonpublic information based on equity award grant dates.
Share Reserve
We currently have reserved 7,150,497 shares of our common stock for issuance under the 2016 Plan, provided, however, if at any time the Company issues additional shares of Common Stock or securities that are convertible or exercisable into shares of Common Stock (other than pursuant to the Plan) then the number of shares authorized to be awarded under the Plan shall increase to an amount equal to no less than 20% of the issued and outstanding shares of common stock of the Company on a fully diluted basis. Such increase, if any, shall occur automatically upon each applicable issuance of securities by the Company. All shares available for issuance under the Plan may be granted as incentive stock options under Code Section 422. The shares of common stock issuable under the 2016 Plan will consist of authorized and unissued shares, treasury shares or shares purchased on the open market or otherwise, all as determined by our company from time to time.
If any award is cancelled, terminates, expires or lapses for any reason prior to the issuance of shares or if shares are issued under the 2016 Plan and thereafter are forfeited to us, the shares subject to such awards and the forfeited shares will not count against the aggregate number of shares of common stock available for grant under the 2016 Plan. In addition, the following items will not count against the aggregate number of shares of common stock available for grant under the 2016 Plan: (1) shares issued under the 2016 Plan repurchased or surrendered at no more than cost or pursuant to an option exchange program, (2) any award that is settled in cash rather than by issuance of shares of common stock, (3) shares surrendered or tendered in payment of the option price or purchase price of an award or any taxes required to be withheld in respect of an award or (4) awards granted in assumption of or in substitution for awards previously granted by an acquired company.
Administration
The 2016 Plan may be administered by our board of directors or our compensation committee. Our compensation committee, in its discretion, selects the individuals to whom awards may be granted, the time or times at which such awards are granted and the terms and conditions of such awards. Our board of directors also has the authority, subject to the terms of the 2016 Plan, to amend existing options (including to reduce the option’s exercise price), to institute an exchange program by which outstanding options may be surrendered in exchange for options that may have different exercise prices and terms, restricted stock, and/or cash or other property.
Eligibility
Awards may be granted under the 2016 Plan to officers, employees, directors, consultants and advisors of us and our affiliates. Incentive stock options may be granted only to employees of us or our subsidiaries.
Awards
The 2016 Plan permits the granting of any or all of the following types of awards:
•
Stock Options. Stock options entitle the holder to purchase a specified number of shares of common stock at a specified price (the exercise price), subject to the terms and conditions of the stock option grant. Our compensation committee may grant either incentive stock options, which must comply with Code Section 422, or nonqualified stock options. Our compensation committee sets exercise prices and terms and conditions, except that stock options must be granted with an exercise price not less than 100% of the fair market value of our common stock on the date of grant (excluding stock options granted in connection with assuming or substituting stock options in acquisition transactions). Unless our compensation committee determines otherwise, fair market value means, as of a given date, the closing price of our common stock. At the time of grant, our compensation committee determines the terms and conditions of stock options, including the quantity, exercise price, vesting periods, term (which cannot exceed 10 years) and other conditions on exercise.

•
Stock Appreciation Rights. Our compensation committee may grant SARs, as a right in tandem with the number of shares underlying stock options granted under the 2016 Plan or as a freestanding award. Upon exercise, SARs entitle the holder to receive payment per share in stock or cash, or in a combination of stock and cash, equal to the excess of the share’s fair market value on the date of exercise over the grant price of the SAR. The grant price of a tandem SAR is equal to the exercise price of the related stock option and the grant price for a freestanding SAR is determined by our compensation committee in accordance with the procedures described above for stock options. Exercise of a SAR issued in tandem with a stock option will reduce the number of shares underlying the related stock option to the extent of the SAR exercised. The term of a freestanding SAR cannot exceed 10 years, and the term of a tandem SAR cannot exceed the term of the related stock option.

•
Restricted Stock, Restricted Stock Units and Other Stock-Based Awards. Our compensation committee may grant awards of restricted stock, which are shares of common stock subject to specified restrictions, and restricted stock units, or RSUs, which represent the right to receive shares of our common stock in the future. These awards may be made subject to repurchase, forfeiture or vesting restrictions at our compensation committee’s discretion. The restrictions may be based on continuous service with us or the attainment of specified performance goals, as determined by our compensation committee. Stock units may be paid in stock or cash or a combination of stock and cash, as determined by our compensation committee. Our compensation committee may also grant other types of equity or equity-based awards subject to the terms and conditions of the 2016 Plan and any other terms and conditions determined by our compensation committee.

•	Performance Awards. Our compensation committee may grant performance awards, which entitle participants to receive a payment from us, the amount of which is based on the attainment of performance goals established by our compensation committee over a specified award period. Performance awards may be denominated in shares of common stock or in cash, and may be paid in stock or cash or a combination of stock and cash, as determined by our compensation committee. Cash-based performance awards include annual incentive awards.
Clawback
All cash and equity awards granted under the 2016 plan will be subject to all applicable laws regarding the recovery of erroneously awarded compensation pursuant to Rule 10D-1 of the Exchange Act, any implementing rules and regulations under such laws, any policies we adopted to implement such requirements and any other compensation recovery policies as we may adopt from time to time, including our recently adopted clawback policy that was adopted in accordance with Nasdaq rules.
Change in Control
Under the 2016 Plan, in the event of a change in control (as defined in the 2016 Plan), outstanding awards will be treated in accordance with the applicable transaction agreement. If no treatment is provided for in the transaction agreement, each award holder will be entitled to receive the same consideration that stockholders receive in the change in control for each share of stock subject to the award holder’s awards, upon the exercise, payment or transfer of the awards, but the awards will remain subject to the same terms, conditions and performance criteria applicable to the awards before the change in control, unless otherwise determined by our compensation committee. In connection with a change in control, outstanding stock options and SARs can be cancelled in exchange for the excess of the per share consideration paid to stockholders in the transaction, minus the option or SARs exercise price.
Subject to the terms and conditions of the applicable award agreements, awards granted to non-employee directors will fully vest on an accelerated basis, and any performance goals will be deemed to be satisfied at target. For awards granted to all other service providers, vesting of awards will depend on whether the awards are assumed, converted or replaced by the resulting entity.
•
For awards that are not assumed, converted or replaced, the awards will vest upon the change in control. For performance awards, the amount vesting will be based on the greater of (1) achievement of all performance goals at the “target” level or (2) the actual level of achievement of performance goals as of our fiscal quarter end preceding the change in control, and will be prorated based on the portion of the performance period that had been completed through the date of the change in control.

•
For awards that are assumed, converted or replaced by the resulting entity, no automatic vesting will occur upon the change in control. Instead, the awards, as adjusted in connection with the transaction, will continue to vest in accordance with their terms and conditions. In addition, the awards will vest if the award recipient has a separation from service within two years after a change in control by us other than for “cause” or by the award recipient for “good reason” (each as defined in the applicable award agreement). For performance awards, the amount vesting will be based on the greater of (1) achievement of all performance goals at the “target” level or (2) the actual level of achievement of performance goals as of our fiscal quarter end preceding the change in control, and will be prorated based on the portion of the performance period that had been completed through the date of the separation from service.

Amendment and Termination of the 2016 Plan
Unless earlier terminated by our board of directors, the 2016 Plan will terminate, and no further awards may be granted, 10 years after October 1, 2016, the date on which it was approved by our stockholders. Our board of directors may amend, suspend or terminate the 2016 Plan at any time, except that, if required by applicable law, regulation or stock exchange rule, stockholder approval will be required for any amendment. The amendment, suspension or termination of the 2016 Plan or the amendment of an outstanding award generally may not, without a participant’s consent, materially impair the participant’s rights under an outstanding award.

Limitation of Liability and Indemnification Matters
Our amended and restated certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duties, except for liability that cannot be eliminated under the DGCL. Consequently, our directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for any of the following:
•	any breach of their duty of loyalty to us or our stockholders;
•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or
•	any transaction from which the director derived an improper personal benefit.
Our amended and restated bylaws also provide that we will indemnify our directors and executive officers and may indemnify our other officers and employees and other agents to the fullest extent permitted by law. Our amended and restated bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity, regardless of whether our amended and restated bylaws would permit indemnification. We have obtained directors’ and officers’ liability insurance.
We have entered into separate indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our amended and restated bylaws. These agreements, among other things, provide for indemnification of our directors and executive officers for expenses, judgments, fines and settlement amounts incurred by this person in any action or proceeding arising out of this person’s services as a director or executive officer or at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.
The above description of the indemnification provisions of our amended and restated bylaws and our indemnification agreements is not complete and is qualified in its entirety by reference to these documents, each of which is incorporated by reference as an exhibit to our reports filed with the Securities and Exchange Commission.
The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and may be unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

PAY VERSUS PERFORMANCE
The following Pay Versus Performance information presents the compensation of our Named Executive Officers (“NEOs”) disclosed in the Summary Compensation Table as well as Compensation Actually Paid (“CAP”) to our NEOs and certain performance measures prepared in accordance with Item 402(v) of SEC Regulations S-K as of December 31, 2024.
As discussed further below, the CAP amounts do not necessarily represent actual compensation earned or realized by our NEOs in a given year. The Compensation Committee did not consider the Pay Versus Performance information in 2024 in making its compensation decisions for our NEOs.

Year	Executive Compensation Table Total for CEO(1)	Compensation Actually Paid to CEO(1)	Average Executive Compensation Table Total for non-CEO named executive officers(2), (4)	Average Executive Compensation Actually paid to non-CEO named executive officers(2), (4)	Total Shareholder return(3)	Net Loss
2024	$1,161,132	$218,405	$483,564	$129,734	$45.83	$(21,819,000)
2023	$1,870,884	$2,151,900	$657,621	$656,069	$78.00	$(23,516,000)
2022	$466,476	$(1,021,143)	$453,931	$(310,685)	$77.39	$(24,669,000)

(1)	Mr. Berman was our CEO for each of the three years included in the table. For each of the years listed in the table, our non CEO named executives were Marc Glickman, Craig Glynn and Hamed Alavi.
(2)
See the Executive Compensation Table above for detail on the Executive Compensation Table total compensation for our CEO for each year covered in the table. The average compensation for the Non-CEO NEOs for 2024, 2023 and 2022 was calculated from the Executive Compensation Table above.

(3)
Total Shareholder Return (TSR) represents cumulative total shareholder return on a fixed investment of $100 in our common stock for the period beginning on the last trading day of 2021 through the end of the applicable year.

(4)
Fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined by reference to (1) for RSU awards, the closing price on applicable year-end date(s), and (2) for stock options, a Black Scholes value as of the applicable year-end or vesting date(s), determined based on the same methodology as used to determine grant date fair value but using the closing stock price on the applicable revaluation date as the current market price and with an expected life set equal to the remaining life of the award, and based on volatility and risk free rates determined as of the revaluation date based on the expected life period and based on an expected dividend rate of 0%.

For purposes of this table, the compensation actually paid (also referred to as “CAP”) to each of our NEOs means the NEO’s total compensation as reflected in the Summary Compensation Table for the applicable year and adjusted for the following with respect to each NEO:
•	Less the amounts reported in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table for the applicable year.
•
Plus/(less) the change in value as of the end of the covered year as compared to the value at the end of the prior year for option awards which were granted in prior years and were outstanding and unvested at the end of the covered year.

•	Plus the vesting date value of option awards which were granted and vested during the same covered year.
•	Plus/(less) the change in value as of the vesting date as compared to the value at the end of the prior year for option awards which were granted in prior years and vested in the covered year.
In making each of these adjustments, the “value” of an option or stock award is the fair value of the award on the applicable date determined in accordance with FASB ASC Topic 718 using the valuation assumptions we then used to calculate the fair value of our equity awards. For more information on the valuation of our equity awards, please see the notes to our financial statements that appear in our Annual Report on Form 10 K each year and the footnotes to the Executive Compensation Table appearing therein.

Compensation Actually Paid

	CEO			Non-CEO NEO Average
	2024	2023	2022	2024	2023	2022
Summary Compensation Table Total Compensation	$1,161,132	$1,870,884	$466,476	$483,564	$657,621	$453,931
Less: Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(400,513)	(854,393)	—	(100,128)	(261,064)	(155,677)
Add: Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	481,885	1,245,042	—	120,471	380,429	131,608
Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	(827,842)	(31,468)	(792,072)	(287,146)	(27,596)	(449,355)
Adjust for: Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	30,713	—	—	9,384	—
Adjust for: Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years for Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(196,257)	(108,878)	(695,547)	(87,027)	(102,705)	(291,192)
Compensation Actually Paid	$218,405	$2,151,900	$(1,021,143)	$129,734	$656,069	$(310,685)

The table above reflects the CAP (determined as noted above) for our CEO and, for our Non-CEO NEOs, the average of the CAPs determined for the Non-CEO NEOs for each of the years shown in the table.
Relationship between CAP and Performance Measure
In accordance with Item 402(v) requirements, we are providing the following charts to describe the relationships between CAP to our NEOs and our financial performance, in each case presented in the charts below: 1) TSR and 2) Net Loss.
Chart 1: Compensation Actually Paid versus TSR

Compensation Actually Paid versus TSR
2022
2023
2024
$2,500
$2,000
$1,500
$1,000
$500
$-
$(500)
$(1,000)
$(1,500)
Compensation Actually Paid (in thousands)
$90.00
$80.00
$70.00
$60.00
$50.00
$40.00
$30.00
$20.00
$10.00
$-
TSR ($)
$2,152
$78.00
$77.39
$656
$45.83
$218
$130
$(311)
$(1,021)
PEO CAP
Average CAP to Non-PEO NEO's
Company TSR

Chart 2: Compensation Actually Paid versus Net Loss

Compensation Actually Paid Versus Net Loss
2022
2023
2024
$2,500
$2,000
$1,500
$1,000
$500
$-
$(500)
$(1,000)
$(1,500)
Compensation Actually Paid (in thousands)
$(20.00)
$(20.50)
$(21.00)
$(21.50)
$(22.00)
$(22.50)
$(23.00)
$(23.50)
$(24.00)
$(24.50)
$(25.00)
Net Loss (in millions)
$(1,021)
$(311)
$(24.67)
$2,152
$656
$(23.52)
$218
$130
$(21.82)
PEO CAP
Average CAP to Non-PEO NEO's
Net Loss

Director Compensation
The Board determines the form and amount of director compensation after its review of recommendations made by the Compensation Committee. A substantial portion of each director’s annual retainer is in the form of equity. Under the Company’s nonemployee director compensation program members of the Board who are not also Company employees (“Non-Employee Directors”) are granted options worth up to thirty-seven thousand five hundred dollars ($37,500) per annum (the “Annual Award”). A Non-Employee Director who is newly appointed to the Board other than in connection with an annual meeting of stockholders will generally receive a grant of two thousand four hundred (2,400) options and RSUs worth up to seventy-five thousand dollars ($75,000) upon appointment (an “Initial Award”), which covers their compensation for their first three years of service. The Initial Award and Annual Award to Non-Employee Directors will vest as long as they remain directors in equal annual portions over three years following the date on which the award is granted.
The table below shows the compensation paid to our non-employee directors during 2024 and 2023.

Name		Fees earned or paid in cash	Stock awards ($)	Option awards ($)(3)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Francis Duhay, M.D.	2024	$32,500	—	$37,500(1)	—	—	—	$70,000
	2023	$32,500	—	$37,500(2)	—	—	—	$70,000
Dr. Sanjay Shrivastava	2024	$37,500	—	$37,500(1)	—	—	—	$75,000
	2023	$37,500	—	$37,500(2)	—	—	—	$75,000
Robert Gray	2024	$40,000	—	$37,500(1)	—	—	—	$77,500
	2023	$40,000	—	$37,500(2)	—	—	—	$77,500
Matthew Jenusaitis	2024	$37,500	—	$37,500(1)	—	—	—	$75,000
	2023	$37,500	—	$37,500(2)	—	—	—	$75,000

(1)
Under the Company’s nonemployee director compensation program, Dr. Duhay, Dr. Shrivastava, Mr. Gray and Mr. Jenusaitis were each granted 13,856 options to purchase shares of our common stock on December 5, 2023, as part of their compensation for the year ending December 31, 2024, at an exercise price of $3.59 per share. The options were valued at $2.71 per share as of the date of the grant and will vest in equal quarterly portions starting on March 31, 2024 and through December 31, 2024, such that they were fully vested at December 31, 2024. The grant date value of each grant determined in accordance with FASB ASC Topic 718 was $37,500.

(2)
Under the Company’s nonemployee director compensation program, Dr. Duhay, Dr. Shrivastava, Mr. Gray and Mr. Jenusaitis were each granted 8,403 options to purchase shares of our common stock on November 30, 2022, as part of their compensation for the year ending December 31, 2023, at an exercise price of $6.70 per share. The options were valued at $4.46 per share as of the date of the grant and vested in equal quarterly portions starting on March 31, 2023 and through December 31, 2023, such that they were fully vested at December 31, 2023. The grant date value of each grant determined in accordance with FASB ASC Topic 718 was $37,500.

(3)
Under the Company’s nonemployee director compensation program, Dr. Duhay, Dr. Shrivastava, Mr. Gray and Mr. Jenusaitis were each granted 19,752 options to purchase shares of our common stock on December 18, 2024, as part of their compensation for the year ending December 31, 2025, at an exercise price of $2.57 per share. The options were valued at $1.90 per share as of the date of the grant and will vest in equal quarterly portions starting on March 31, 2025 and through December 31, 2025, such that they will fully vest by December 31, 2025. The grant date value of each grant determined in accordance with FASB ASC Topic 718 was $37,500.

AUDIT COMMITTEE REPORT
The following Report of the Audit Committee (the “Audit Report”) does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Audit Report by reference therein.
Role of the Audit Committee
The Audit Committee’s primary responsibilities fall into three broad categories:
First, the Audit Committee is charged with monitoring the preparation of quarterly and annual financial reports by the Company’s management, including discussions with management and the Company’s outside auditors about draft annual financial statements and key accounting and reporting matters.
Second, the Audit Committee is responsible for matters concerning the relationship between the Company and its outside auditors, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to the Company; and determining whether the outside auditors are independent (based in part on the annual letter provided to the Company pursuant to Independence Standards Board Standard No. 1).
Third, the Audit Committee reviews financial reporting, policies, procedures and internal controls of the Company. The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s charter. In overseeing the preparation of the Company’s financial statements, the Audit Committee met with management and the Company’s outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee discussed the statements with both management and the outside auditors. The Audit Committee’s review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).
With respect to the Company’s outside auditors, the Audit Committee, among other things, discussed with Marcum LLP matters relating to its independence, including the disclosures made to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).
Recommendations of the Audit Committee. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the SEC.
/s/ Robert Gray
/s/ Matthew Jenusaitis
/s/ Dr. Sanjay Shrivastava

PROPOSAL 2

APPROVAL ON AN ADVISORY BASIS OF THE COMPENSATION OF
NAMED EXECUTIVE OFFICERS
In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, the following proposal, commonly known as a “Say on Pay” proposal, enables our stockholders to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with applicable SEC rules.
Our goal for our executive compensation program is to attract, motivate and retain a talented team of executives who will provide leadership for our success, and thereby increase stockholder value. We believe that our executive compensation program satisfies this goal and is strongly aligned with the long-term interests of our stockholders. We urge stockholders to read the section titled “Executive Compensation” elsewhere in this proxy statement for additional details about our executive compensation programs, including information about the compensation of our named executive officers in 2024.
We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This “say-on-pay” proposal gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers described in this proxy statement. Accordingly, we will ask our stockholders to vote FOR the following resolution at the Meeting:
“RESOLVED, that the stockholders of enVVeno Medical Corporation approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the enVVeno Medical Corporation proxy statement for the 2025 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC.”
This say-on-pay vote is advisory, and therefore, is not binding on us, our Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders, and to the extent that this resolution is not approved by a majority of the votes properly cast, we may review and consider the results of this advisory vote in future compensation deliberations.
Votes Required
Approval of Proposal No. 2 requires the affirmative vote of a majority of the shares entitled to vote and present in person or represented by proxy at the Meeting. Abstentions will be counted as votes “AGAINST” this proposal.
THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL, ON A NON-BINDING,
ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF THE
COMPANY’S REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2025
The Audit Committee of the Board appointed the firm of CBIZ CPAs P.C. (“CBIZ”) to serve as our registered public accounting firm for our fiscal year ended December 31, 2025. CBIZ acquired the attest business of Marcum LLP (“Marcum”) which was engaged as the independent registered public accounting firm of the Company. As a result of this transaction, on April 17, 2025, Marcum resigned as auditors of the Company, and with the approval of the Audit Committee of the Company’s Board of Directors, CBIZ CPAs P.C. was engaged as the Company’s new independent registered public accounting firm. A representative of CBIZ is not expected to attend the Meeting.
The independent accountant’s report of Marcum on our consolidated financial statements for the year ended December 31, 2024 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.
Audit Fees. The aggregate fees billed by Marcum for professional services rendered for the audit of our annual financial statements, review of the financial information included in our Forms 10-Q for the respective periods and other required filings with the SEC for the years ended December 31, 2024 and 2023 totaled $255,000 and $177,000, respectively. The above amounts include interim procedures, audit fees, fees related to registration statements filed during those years, and attendance at audit committee meetings.
All Other Fees. None.
The Audit Committee of our board of directors has established its pre-approval policies and procedures, pursuant to which the Audit Committee approved the foregoing audit and non-audit services provided by Marcum in 2024. Consistent with the Audit Committee’s responsibility for engaging our independent auditors, all audit and permitted non-audit services require pre-approval by the Audit Committee. The full Audit Committee approves proposed services and fee estimates for these services. The Audit Committee chairperson has been designated by the Audit Committee to approve any audit-related services arising during the year that were not pre-approved by the Audit Committee. Any non-audit service must be approved by the full Audit Committee. Services approved by the Audit Committee chairperson are communicated to the full Audit Committee at its next regular meeting and the Audit Committee reviews services and fees for the fiscal year at each such meeting. Pursuant to these procedures, the Audit Committee approved the foregoing services provided by Marcum.
Changes In and Disagreements with Accountants on Accounting and Financial Disclosure
As stated herein, CBIZ acquired the attest business of Marcum which was engaged as the independent registered public accounting firm of the Company The reports of Marcum regarding the Company’s financial statements for the fiscal years ended December 31, 2024 and 2023, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.
During the fiscal years ended December 31, 2024 and 2023, and through April 17, 2025, the date of Marcum’s resignation, there were (a) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to such disagreement in its report and (b) no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions).
During the fiscal years ended December 31, 2024 and 2023, and through April 17, 2025, neither the Company nor anyone on the Company’s behalf consulted with CBIZ regarding (i) the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by CBIZ on the Company’s financial statements, and CBIZ did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing, or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions), as that term is described in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Votes Required
Approval of Proposal No. 3 requires the affirmative vote of a majority of the shares entitled to vote and present in person or represented by proxy at the Meeting. Abstentions will be counted as votes “AGAINST” this proposal.
THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE
AUDIT COMMITTEE’S APPROVAL OF THE APPOINTMENT OF CBIZ CPAs P.C.
AS THE COMPANY’S REGISTERED PUBLIC ACCOUNTING FIRM FOR THE
FISCAL YEAR ENDING DECEMBER 31, 2025.

PROPOSAL 4

APPROVAL OF THE 2025 EQUITY INCENTIVE PLAN
At the Annual Meeting, our stockholders will be asked to consider and vote upon a proposal to approve the enVVeno Medical Corporation 2025 Equity Incentive Plan, which is referred to herein as the “2025 Plan,” a copy of which is attached to this Proxy Statement as Annex A.
On October 25, 2025, our Board adopted and approved the 2025 Plan, subject to stockholder approval. The 2025 Plan will become effective on the date it is approved by our stockholders at the 2025 Annual Meeting and, following stockholder approval, no additional stock awards will be granted under the Company’s 2016 Omnibus Incentive Plan (the “2016 Plan”) provided that any awards outstanding will continue to be outstanding and in effect, until they are exercised, vest or are terminated under the provisions of the applicable plan.
If the 2025 Plan is not approved by our stockholders, it will not become effective and no awards will be granted thereunder, and the Company may continue to make grants under the 2016 Plan subject to the terms of those plans, as applicable.
Reasons for the Adoption of the 2025 Plan
Management has determined that it is in the best interests of the Company to replace the 2016 Plan with the 2025 Plan, pursuant to which we will be able to grant awards of options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent awards, and other stock- and cash-based awards.
Summary of Material Terms of the 2025 Plan
The following is a summary of the material features of the 2025 Plan. This summary is qualified in its entirety by the full text of the 2025 Plan, a copy of which is included as Annex A to this Proxy Statement.
Purpose
The purpose of the 2025 Plan is to enhance the ability of the Company to attract, retain, and motivate persons who make important contributions to the Company by providing these individuals with the opportunity to acquire shares and other securities of the Company. Additionally, the 2025 Plan is intended to align the interests of these individuals to those of the Company’s other stockholders.
Eligibility
Employees, directors and consultants are eligible to receive awards pursuant to the 2025 Plan, subject to the 2025 Plan’s conditions and limitations. No service provider shall have any right to be granted an award pursuant to the 2025 Plan, and neither the Company nor the administrator is obligated to treat service providers, participants, or other persons uniformly.
Administration
The 2025 Plan will be administered by the board of directors (the “Board”), a committee (the “Committee”) to the extent the Board’s powers and authorities under the 2025 Plan have been delegated to a Committee, or any officer that has been delegated authority (collectively, the “Administrator”). The Administrator will have full power to (i) designate participants; (ii) determine the type or types of awards to be granted to a participant; (iii) determine the number of shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, awards; (iv) determine the terms and conditions of any award; (v) determine whether, to what extent, and under what circumstances awards may be settled or exercised in cash, shares, other securities, other awards or other property, or canceled, forfeited, or suspended, and the method or methods by which awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, shares, other securities, other awards or other property and other amounts payable with respect to an award shall be made; (vii) interpret, administer, reconcile any inconsistency in, settle any controversy regarding, correct any defect in and/or complete any omission in this plan and any instrument or agreement relating to, or award granted under, this plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the administrator shall deem appropriate for the proper administration of this plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, awards; (x) to reprice existing awards or to grant awards, including as part of an option exchange program, in connection with or in consideration of the cancellation of an outstanding award with a higher price; and (xi) make any other determination and take any other action that the administrator deems necessary or desirable for the administration of the plan. all determinations and interpretations made by the administrator shall be binding and conclusive on all participants and their legal representatives.
Share Reserve
The maximum aggregate number of shares that may be issued under the 2025 Plan shall be the sum of (A) 7,165,000, plus (B) any shares that are available for issuance under the 2016 Omnibus Plan as of the Effective Date, plus (C) an increase each time that the Company issues additional shares or securities that are convertible or exercisable into shares (other than pursuant to the 2025 Plan) such that after the application of this contemplated increase, the total number of shares available for issuance under the 2025 Plan will be equal to twenty percent (20%) of the total number of shares issued and outstanding on a fully diluted basis as of the date immediately preceding such issuance (the “Share Limit”). Any increase in the Share Limit as a result of the application of this contemplated increase, if any, shall occur automatically upon each applicable issuance of securities by the Company.
No more than 7,165,000 shares may be issued under the 2025 Plan upon the exercise of Incentive Stock Options.
The shares subject to the 2025 Plan may be authorized, but unissued, or reacquired shares. Additionally, shares issued as “substitute awards” (as defined in the 2025 Plan) will not count against the 2025 Plan’s share limit, except substitute awards that are incentive stock options will count against the incentive stock option limit.
The share reserve described herein may be subject to certain adjustments in the event of certain changes in the capitalization of the Company (see Equitable Adjustments below).
Annual Limitation on Awards to Non-Employee Directors
The 2025 Plan contains a limitation whereby the value of all awards under the 2025 Plan and all other cash compensation paid by the Company to any non-employee director may not exceed $1,000,000 for the first calendar year a non-employee director is initially appointed to the Board, and $750,000 in any other calendar year.
Types of Awards
The 2025 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent awards, and other stock- or cash-based awards (collectively, “awards”).
Stock Options. The 2025 Plan permits the granting of both options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and options that do not so qualify. Options granted under the 2025 Plan will be nonqualified options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Nonqualified options may be granted to any persons eligible to receive awards under the 2025 Plan.
The exercise price of each option will be determined by the Administrator, but such exercise price may not be less than 100% of the fair market value of one share on the date of grant or, in the case of an incentive stock option granted to a 10% or greater stockholder, 110% of such share’s fair market value. The term of each option will be set by the Administrator and may not exceed ten (10) years from the date of grant (or five (5) years for an incentive stock option granted to a 10% or greater stockholder). The Administrator will determine at what time or times each option may be exercised, including the ability to accelerate the vesting of such options.
Upon exercise of an option, the exercise price must be paid in full either in cash, check or, with approval of the Administrator, by surrender of other shares that meet the conditions established by the Administrator to avoid adverse accounting consequences to the Company, by broker-assisted cashless exercise, by delivery of a notice of “net exercise” to the Company, such other consideration and method of payment to the extent permitted by applicable law, or any combination of the foregoing methods of payment.

Subject to applicable laws (including U.S. federal state, and local laws, rules and regulations, and those of any other country or jurisdiction where options are granted, and the rules and requirements of any stock exchange on which the shares are traded at that time), if the fair market value for shares subject to any option is more than 50% below their exercise price for more than 90 consecutive business days, the Board unilaterally may declare the option terminated, effective on the date the Board provides written notice to the participant. The Board may take such action with respect to any or all options and with respect to any individual option holder or class(es) of option holders.
Stock Appreciation Rights. The Administrator may award stock appreciation rights subject to such conditions and restrictions as it may determine. Stock appreciation rights entitle the recipient to shares or cash, equal to the value of the appreciation in the Company’s stock price over the exercise price, as set by the Administrator and which will be at least equal to the fair market value of a share on the grant date. The term of each stock appreciation right will be set by the Administrator and may not exceed ten years from the date of grant. The Administrator will determine at what time or times each stock appreciation right may be exercised, including the ability to accelerate the vesting of such stock appreciation rights.
Restricted Stock. A restricted stock award is an award of shares that vest in accordance with the terms and conditions established by the Administrator. The Administrator will determine the persons to whom grants of restricted stock awards are made, the number of restricted shares to be awarded, the price (if any) to be paid for the restricted shares, the time or times within which awards of restricted stock may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of restricted stock awards. Unless otherwise provided in the applicable award agreement, a participant generally will have the rights and privileges of a stockholder as to such restricted shares, including without limitation the right to vote such restricted shares and the right to receive cash dividends, if applicable.
Restricted Stock Units. Restricted stock units are the right to receive shares at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the Administrator. Restrictions or conditions could include, but are not limited to, the attainment of performance goals, continuous service with the Company or its subsidiaries, the passage of time or other restrictions or conditions. The Administrator determines the persons to whom grants of restricted stock units are made, the number of restricted stock units to be awarded, the time or times within which awards of restricted stock units may be subject to forfeiture, the vesting schedule, and rights to acceleration thereof, and all other terms and conditions of the restricted stock unit awards. The value of the restricted stock units may be paid in shares, cash, other securities, other property, or a combination of the foregoing, as determined by the Administrator. The holders of restricted stock units will have no voting rights.
Performance Awards. The Administrator has the authority to grant stock options, stock appreciation rights, restricted stock, or restricted stock units as a performance award, which means that such awards vest at least in part upon the attainment of one or more specified performance criteria. For each performance period, the Administrator will have the sole authority to select the length of such performance period, the types of performance award to be granted, the performance criteria that will be used to establish the performance goals, and the level(s) of performance which shall result in a performance award being earned. At any time, the Administrator may adjust or modify the calculation of a performance goal for a performance period, to appropriately reflect any circumstance or event that occurs during a performance period and that in the Administrator’s sole discretion, warrants adjustment or modification. Depending on the type of performance award granted, the previously discussed terms and conditions will also apply to a performance award.
Performance criteria for a performance award may be based on the attainment of specific levels of performance of the Company (and/or one or more subsidiaries, divisions, business segments or operational units, or any combination of the foregoing) and may include, without limitation, any of the following: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) revenue or revenue growth (measured on a net or gross basis); (iv) gross profit or gross profit growth; (v) operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales); (vii) cash flow (including, but not limited to, operating cash flow, free cash flow, net cash provided by operations and cash flow return on capital); (viii) financing and other capital raising transactions (including, but not limited to, sales of the Company’s equity or debt securities); (ix) earnings before or after taxes, interest, depreciation and/or amortization; (x) gross or operating margins; (xi) productivity ratios; (xii) share price (including, but not limited to, growth measures and total shareholder return); (xiii) expense targets; (xiv) margins; (xv) productivity and operating efficiencies; (xvi) customer satisfaction; (xvii) customer growth; (xviii) working capital targets; (xix) measures of economic value added; (xx) inventory control; (xxi) enterprise value; (xxii) sales; (xxiii) debt levels and net debt;

(xxiv) combined ratio; (xxv) timely launch of new facilities; (xxvi) client retention; (xxvii) employee retention; (xxviii) timely completion of new product rollouts; (xxix) cost targets; (xxx) reductions and savings; (xxxi) productivity and efficiencies; (xxxii) strategic partnerships or transactions; and (xxxiii) personal targets, goals or completion of projects. Any one or more of the performance criteria may be used on an absolute or relative basis to measure the performance of the Company and/or one or more subsidiaries as a whole or any business unit(s) of the Company and/or one or more subsidiaries or any combination thereof, or any of the above performance criteria may be compared to the performance of a selected group of comparison or peer companies, or a published or special index that the Administrator deems appropriate, or as compared to various stock market indices.
Dividend Equivalents. An award of dividend equivalents entitles the holder to be credited with an amount equal to all dividends paid on one share while the holder’s tandem award is outstanding. Dividend equivalents may be paid currently or credited to an account for the participant, settled in cash or shares, and subject to the same restriction on transferability and forfeitability as the award with respect to which the dividend equivalents are granted.
Other Stock- or Cash-Based Awards. Other stock-based awards may be granted either alone, in addition to, or in tandem with, other awards granted under the 2025 Plan and/or cash awards made outside of the 2025 Plan. The Administrator shall have authority to determine the service providers to whom and the time or times at which other stock-based awards shall be made, the amount of such other stock-based awards, and all other conditions of the other stock-based awards including any dividend and/or voting rights. The Administrator may grant cash awards in such amounts and subject to such performance or other vesting criteria and terms and conditions as the Administrator may determine.
Repricing
The Administrator may, without stockholder approval (i) amend an outstanding option or stock appreciation right to reduce the exercise price of the Award, (ii) cancel, exchange, or surrender an outstanding option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the Award, or (iii) cancel, exchange, or surrender an outstanding option or stock appreciation right in exchange for an option or stock appreciation right with an exercise price that is less than the exercise price of the original Award.
Tax Withholding
Participants in the 2025 Plan are responsible for the payment of any federal, state, or local taxes that the Company or its subsidiaries are required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Without limitation, the Administrator may, in its sole discretion, permit a participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of shares (which are not subject to any pledge or other security interest) owned by the participant having a fair market value equal to such withholding liability, (B) having the Company withhold from the number of shares otherwise issuable or deliverable pursuant to the exercise or settlement of the award a number of shares with a fair market value equal to such withholding liability, (C) deducting an amount sufficient to satisfy such withholding obligation from any payment of any kind otherwise due to a participant, (D) accepting a payment from the participant in cash, by wire transfer of immediately available funds, or by check made payable to the order of the Company, or (E) if there is a public market for shares at the time the withholding obligation for a tax obligation is to be satisfied, selling shares issued pursuant to the award creating the withholding obligation. The amount withheld pursuant to any of the foregoing payment forms will be determined by the Company and may be up to (but not in excess of) the aggregate amount of such obligations based on the maximum statutory withholding rates in the participant’s jurisdiction for all tax obligations that are applicable to such taxable income.
Equitable Adjustments
In the event of a dividend or other distribution, merger, consolidation, recapitalization, stock split, reverse stock split, reorganization, split-up, spin-off, combination, repurchase or other change in corporate structure affecting the shares, the Administrator, to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2025 Plan, will adjust (i) the number and class of shares which may be delivered under the 2025 Plan (or number and kind of other securities or other property); (ii) the number, class and price (including the exercise or strike price of options and stock appreciation rights) of shares subject to outstanding awards, (iii) any applicable performance criteria, performance period, and other terms and conditions of outstanding performance awards, and (iv) the 2025 Plan’s numerical limits.

Change in Control
In the event of any proposed change in control (as defined in the 2025 Plan), the Administrator will take any action as it deems appropriate, which action may include, without limitation, the following: (i) the continuation of any award, if the Company is the surviving corporation; (ii) the assumption of any award by the surviving corporation or its parent or subsidiary; (iii) the substitution by the surviving corporation or its parent or subsidiary of equivalent awards; (iv) the accelerated vesting of the award, with all performance objectives and other vesting criteria deemed achieved at targeted levels, and a limited period during which to exercise the award prior to closing of the change in control, or (v) the cancellation of any award or a portion thereof outstanding immediately prior to the change in control and not previously exercised or settled in exchange for a payment with respect to each vested share subject to such canceled award in cash, stock of the Company or of a corporation or other business entity a party to the change in control, or other property.
Transferability of Awards
Unless determined otherwise by the Administrator, an award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, except to a participant’s estate or legal representative, and may be exercised, during the lifetime of the participant, only by the participant.
Term
The 2025 Plan will become effective when approved by our stockholders, and, unless terminated earlier, the 2025 Plan will continue in effect for a term of ten (10) years.
Amendment and Termination
Our Board may amend, alter, suspend or terminate the 2025 Plan at any time. No amendment or termination of the 2025 Plan will materially impair the rights of any participant, unless mutually agreed otherwise between the participant and the Company. Approval of the stockholders shall be required for any amendment, where required by applicable law, as well as (i) to increase the number of shares available for issuance under the 2025 Plan and (ii) to change the persons or class of persons eligible to receive awards under the 2025 Plan.
Recoupment Policy
All awards granted under the 2025 Plan, all amounts paid under the 2025 Plan, and all shares issued under the 2025 Plan shall be subject to reduction, recoupment, clawback, or recovery by the Company in accordance with applicable laws and with Company policy.
Form S-8
The Company intends to file with the SEC a registration statement on Form S-8 covering the shares issuable under the 2025 Plan.
Material United States Federal Income Tax Considerations
The following is a general summary under current law of the material U.S. federal income tax considerations related to awards and certain transactions under the 2025 Plan, based upon the current provisions of the Code and regulations promulgated thereunder. This summary deals with the general federal income tax principles that apply and is provided only for general information. It does not describe all federal tax consequences under the 2025 Plan, nor does it describe state, local, or foreign income tax consequences or federal employment tax consequences. The rules governing the tax treatment of such awards are quite technical, so the following discussion of tax consequences is necessarily general in nature and is not complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. This summary is not intended as tax advice to participants, who should consult their own tax advisors.
The 2025 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended. The Company’s ability to realize the benefit of any tax deductions described below depends on the Company’s generation of taxable income as well as the requirement of reasonableness and the satisfaction of the Company’s tax reporting obligations.

Incentive Stock Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option. If shares issued to an optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then generally (i) upon sale of such shares, any amount realized in excess of the option exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) neither the Company nor its subsidiaries will be entitled to any deduction for federal income tax purposes; provided that such incentive stock option otherwise meets all of the technical requirements of an incentive stock option. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.
If the shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option exercise price thereof, and (ii) the Company or its subsidiaries will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares.
If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a nonqualified option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.
Nonqualified Options. No income is generally realized by the optionee at the time a nonqualified option is granted. Generally, (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option exercise price and the fair market value of the shares issued on the date of exercise, and the Company or its subsidiaries receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held. Special rules will apply where all or a portion of the exercise price of the nonqualified option is paid by tendering shares. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value of the shares over the exercise price of the option.
Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Dividend Equivalent Awards and Other Stock- and Cash-Based Awards. The current federal income tax consequences of other awards authorized under the 2025 Plan generally follow certain basic patterns: (i) stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified options; (ii) nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value of the shares over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); and (iii) restricted stock units, dividend equivalents, and other stock- or cash-based awards are generally subject to tax at the time of payment. The Company or its subsidiaries generally should be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the participant at the time the participant recognizes such income.
The participant’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a stock appreciation right, restricted stock, restricted stock unit, dividend equivalent award, or other stock-based award will be the amount paid for such shares plus any ordinary income recognized when the shares were originally delivered, and the participant’s capital gain holding period for those shares will begin on the day after they are transferred to the participant.
Performance Awards. The tax consequences of performance awards will generally mirror those of the underlying award type, each of which is discussed above.
Parachute Payments. The vesting of any portion of an award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause all or a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to either the Company or its subsidiaries, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Section 409A. The foregoing description assumes that Section 409A of the Code does not apply to an award under the 2025 Plan. In general, stock options and stock appreciation rights are exempt from Section 409A if the exercise price per share is at least equal to the fair market value per share of the underlying stock at the time the option or stock appreciation right was granted. Restricted stock awards are not generally subject to Section 409A. Restricted stock units are subject to Section 409A unless they are settled within two and one-half months after the end of the later of (1) the end of the Company’s fiscal year in which vesting occurs or (2) the end of the calendar year in which vesting occurs. If an award is subject to Section 409A and the provisions for the exercise or settlement of that award do not comply with Section 409A, then the participant would be required to recognize ordinary income whenever a portion of the award vested (regardless of whether it had been exercised or settled). This amount would also be subject to a 20% federal tax and premium interest in addition to the federal income tax at the participant’s usual marginal rate for ordinary income.
New Plan Benefits
No awards have been previously granted under the 2025 Plan and no awards have been granted that are contingent on stockholder approval of the 2025 Plan. The awards that are to be granted to any participant or group of participants are indeterminable at the date of this Proxy Statement because participation and the types of awards that may be granted under the 2025 Plan are subject to the discretion of the Administrator. Consequently, no new plan benefits table is included in this Proxy Statement.
Votes Required
Approval of Proposal No. 4 requires the affirmative vote of a majority of the shares entitled to vote and present in person or represented by proxy at the Meeting. Abstentions will be counted as votes “AGAINST” this proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE APPROVAL OF THE 2025 EQUITY INCENTIVE PLAN.

PRINCIPAL STOCKHOLDERS
The following table sets forth certain information concerning the ownership of our common stock as of the Record Date with respect to: (i) each person known to us to be the beneficial owner of more than five percent of our common stock; (ii) all directors; (iii) all named executive officers; and (iv) all directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC that deem shares to be beneficially owned by any person who has voting or investment power with respect to such shares. Shares of common stock subject to options or warrants that are exercisable as of the Record Date or are exercisable within 60 days of such date are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of calculating the percentage ownership of such person but are not treated as outstanding for the purpose of calculating the percentage ownership of any other person. Applicable percentage ownership is based on 20,216,176 shares of common stock outstanding as of the Record Date.

	Beneficial Ownership
Name and Address of Beneficial Owner(1)	Number of Shares	Percentage
5% Stockholders
Perceptive Life Sciences Master Fund Ltd.(2)	2,001,401	9.9%
Nantahala Capital Management, LLC(3)	1,285,857	6.2%
Kingdon Capital Management, L.L.C.(4)	1,359,261	6.7%

Named Executive Officers and Directors
Robert A. Berman(5)	1,718,225	7.9%
Marc Glickman, M.D.(6)	804,963	3.8%
Hamed Alavi(7)	631,008	3.0%
Jennifer Bright(8)	—	—
Francis Duhay, M.D.(9)	153,801	*
Dr. Sanjay Shrivastava(10)	65,645	*
Robert Gray(11)	66,712	*
Matthew Jenusaitis(12)	72,102	*
All directors and executive officers as a group (8 persons)	3,512,455	15.0%

*	Represents beneficial ownership of less than 1%.
(1)	Except as otherwise noted below, the address for each person or entity listed in the table is c/o enVVeno Medical Corporation, 70 Doppler, Irvine, California 92618.
(2)
Based on a Schedule 13G/A filed by the Perceptive Life Sciences Master Fund Ltd. (the “Master Fund”) and Company records. As of November 14, 2024, the Master Fund directly holds (i) 694,315 shares of Common Stock, (ii) 1,759,035 pre-funded warrants to purchase shares of Common Stock at an exercise price of $0.001 per share, (iii) 861,192 pre-funded warrants to purchase shares of Common Stock at an exercise price of $0.0001 per share, (iv) 861,192 warrants to purchase shares of Common Stock at $8.334 per share, and (v) 861,192 warrants to purchase shares of Common Stock at $6.945 per share. As of October 17, 2025, Master Fund exercised all of its pre-funded warrants and 861,192 warrants expired prior to exercise (see “Certain Relationships and Related Party Transactions” herein for additional information regarding recent purchases by the Master Fund). Perceptive Advisors serves as the investment manager to the Master Fund and may be deemed to beneficially own such shares. Mr. Edelman is the managing member of Perceptive Advisors and may be deemed to beneficially own such shares.

(3)
Based on a Schedule 13G/A filed by Nantahala Capital Management, LLC (“Nantahala”). As of November 14, 2024, Nantahala directly holds 596,917 shares of common stock and 688,940 warrants. Nantahala may be deemed to beneficially own such shares. Messrs. William B. Harkey and Daniel Mack are the managing members of Nantahala, and as the managing members of Nantahala, each of Messrs. Harkey and Mack is a control person in respect of shares beneficially owned by Nantahala and may be deemed to beneficially own such shares.

(4)
Based on a Schedule 13G filed by Kingdon Capital Management, L.L.C. (“Kingdon”). As of September 9, 2025, Kingdon directly holds 1,359,261 shares of common stock or securities that are exercisable into shares of common stock within 60 days of September 9, 2025.

(5)	Includes 1,495,989 shares of common stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of October 17, 2025.
(6)	Includes 803,363 shares of common stock that are issuable upon exercise of options that are currently exercisable or exercisable within 60 days of October 17, 2025.
(7)	Includes 631,008 shares of common stock that are issuable upon exercise of options that are currently exercisable or exercisable within 60 days of October 17, 2025.
(8)	On May 19, 2025, Craig Glynn resigned as Chief Financial Officer of the Company and Jennifer Bright was appointed as Chief Financial Officer.
(9)	Includes 56,357 shares of common stock that are issuable upon exercise of options that are currently exercisable or exercisable within 60 days of October 17, 2025.
(10)	Includes 56,357 shares of common stock that are issuable upon exercise of options that are currently exercisable or exercisable within 60 days of October 17, 2025.
(11)	Includes 55,557 shares of common stock that are issuable upon exercise of options that are currently exercisable or exercisable within 60 days of October 17, 2025.
(12)	Includes 55,557 shares of common stock that are issuable upon exercise of options that are currently exercisable or exercisable within 60 days of October 17, 2025.

OTHER INFORMATION
Proxy Solicitation
All costs of solicitation of proxies will be borne by us. In addition to solicitation by mail, our officers and regular employees may solicit proxies personally or by telephone. We do not intend to utilize a paid solicitation agent.
Proxies
A stockholder may revoke his, her or its proxy at any time prior to its use by giving written notice to our Chief Financial Officer, by executing a revised proxy at a later date or by attending and voting at the virtual Meeting. Proxies in the form enclosed, unless previously revoked, will be voted at the Meeting in accordance with the specifications made thereon or, in the absence of such specifications in accordance with the recommendations of our Board.
Other Business
Our Board knows of no other matter to be presented at the Meeting. If any additional matter should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on any such matters.
Legal Proceedings
There are no material proceedings in which any of the Company’s directors, officers or affiliates, or any associate of any such director, officer, affiliate of the Company, is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.
Deadline for Submission of Stockholder Proposals and Director Nominations for 2026 Annual Meeting of Stockholders
Stockholders intending to present a proposal or propose a director nominee at our 2026 Annual Meeting must comply with the requirements set forth in our amended and restated bylaws and comply with the requirement of Rule 14a-8 of the Exchange Act. The amended and restated bylaws require, among other things, that a stockholder must have given timely notice of any proposal in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to 2026 Annual Meeting of Stockholders; provided, however, that if the date of the 2026 Annual Meeting of Stockholders is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice. Accordingly, for the 2026 Annual Meeting, assuming the meeting is held on December 11, 2026, notice of a nomination or proposal must be delivered to the Secretary of the Company no later than September 12, 2026 and no earlier than August 13, 2026. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline. Proposals or nominations not submitted in accordance with such requirements will be deemed untimely or otherwise deficient; however, the Company will have discretionary authority to include such proposals or nominations in the proxy materials for the 2026 Annual Meeting of Stockholders.
In addition to satisfying the advance notice requirements under the Company’s amended and restated bylaws as described above, to comply with the SEC’s universal proxy rules, a person who intends to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by SEC Rule 14a-19(b) under the Exchange Act. Such notice must be received no later than 60 calendar days prior to the anniversary of the previous year’s annual meeting. For any such director nominee to be included on our proxy card for the 2026 Annual Meeting, the Company’s Secretary must receive notice under SEC Rule 14a-19 no later than October 12, 2026.
We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

Stockholder Communications
Stockholders wishing to communicate with the Board may direct such communications to the Board c/o the Company, Attn: Robert A. Berman. Mr. Berman will present a summary of all stockholder communications to the Board at subsequent Board meetings. The directors will have the opportunity to review the actual communications at their discretion.
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for notices of annual meetings, proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. This year, a single notice of the annual meeting of stockholders, or copy of the proxy statement and annual report, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, and direct your written request to Jennifer Bright Chief Financial Officer of the Company, at (949) 261-2900 or at offices of the Company at 70 Doppler Irvine, California 92618. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.
Additional Information
We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F Street, N.E., Washington, D.C. 20549 or may be accessed at www.sec.gov. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330.

Annex A
ENVVENO MEDICAL CORPORATION
2025 EQUITY INCENTIVE PLAN
1.	Purpose
The Plan’s purpose is to attract, retain, and motivate persons who make important contributions to the Company by providing these individuals with the opportunity to acquire Shares. Additionally, the Plan is intended to align the interests of these individuals to those of the Company’s other Shareholders.
2.	Definitions
2.1.
Administrator means the Board or a Committee to the extent the Board’s powers and authorities under the Plan have been delegated to a Committee. “Administrator” also includes any officer that has been delegated authority pursuant to Section 4.2 for such time as such delegation is in effect.

2.2.
Affiliate means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Board or a Committee, any person or entity in which the Company has a significant interest as determined by the Board or a Committee in its discretion. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

2.3.
Applicable Law means any applicable law, including without limitation: (i) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder, (ii) corporate, securities, tax or other laws, statutes, rules, requirements, or regulations, whether federal, state, local, or foreign, and (iii) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded.

2.4.
Award means an Option award, Stock Appreciation Right award, Restricted Stock award, Restricted Stock Unit award, Performance Award, Dividend Equivalents award, or Other Stock or Cash Based Award granted to a Participant under the Plan.

2.5.	Award Agreement means an agreement (written or electronic) made and delivered in accordance with Section 12.3 of this Plan, evidencing the grant of an Award hereunder.
2.6.	Board means the Board of Directors of the Company.
2.7.
Cause means, in the case of a particular Award, unless the applicable Award Agreement states otherwise, (i) the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any employment or consulting agreement or similar document or policy between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment or consulting agreement, document or policy (or the absence of any definition of “Cause” contained therein), (A) a continuing material breach or material default (including, without limitation, any material dereliction of duty) by Participant of any agreement between the Participant and the Company, except for any such breach or default which is caused by the Participant’s Disability, or a continuing failure by the Participant to follow the direction of a duly authorized representative of the Company; (B) gross negligence, willful misfeasance or breach of fiduciary duty to the Company or Affiliate by the Participant; (C) the commission by the Participant of an act of fraud, embezzlement or any felony or other crime of dishonesty in connection with the Participant’s duties to the Company or Affiliate; or (D) the Participant’s conviction of, or plea of nolo contendere to, a felony or any other crime that would materially and adversely affect: (i) the business reputation of the Company or Affiliate or (ii) the performance of the Participant’s duties to the Company or an Affiliate. Any determination of whether Cause exists shall be made by the Administrator in its sole discretion.

2.8.	Change in Control shall, in the case of a particular Award, unless the applicable Award Agreement provides otherwise or contains a different definition of “Change in Control” be deemed to occur upon:
2.8.1.
A tender offer (or series of related offers) which is made and consummated for the ownership of 50% or more of the outstanding voting securities of the Company, unless as a result of such tender offer more than 50% of the outstanding voting securities of the surviving or resulting corporation or entity are owned in the aggregate by (A) the Shareholders (as of the time immediately prior to the commencement of such offer), or (B) any employee benefit plan of the Company or its Subsidiaries, and their Affiliates;

2.8.2.
The consummation of the Company’s merger or consolidation with another corporation, unless as a result of such merger or consolidation, more than 50% of the outstanding voting securities of the surviving or resulting corporation or entity shall be owned in the aggregate by (A) the Shareholders (as of the time immediately prior to such transaction); provided, that a merger or consolidation of the Company with another company which is controlled by persons owning more than 50% of the outstanding voting securities of the Company shall constitute a Change in Control unless the Administrator, in its discretion, determine otherwise, or (B) any employee benefit plan of the Company or its Subsidiaries, and their Affiliates;

2.8.3.
The consummation of the Company’s sale of substantially all of its assets to another entity that is not wholly owned by the Company, unless as a result of such sale more than 50% of such assets shall be owned in the aggregate by (A) the Shareholders (as of the time immediately prior to such transaction), or (B) any employee benefit plan of the Company or its Subsidiaries, and their Affiliates;

2.8.4.
The consummation of a transaction, or series of transactions, in which a Person acquires 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record), unless as a result of such acquisition more than 50% of the outstanding voting securities of the surviving or resulting corporation or entity shall be owned in the aggregate by (A) the Shareholders (as of the time immediately prior to the first acquisition of such securities by such Person), or (B) any employee benefit plan of the Company or its Subsidiaries, and their Affiliates; or

2.8.5.	The Incumbent Directors cease to constitute a majority of the Board for any reason.
For purposes of this Section 2.8, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) (as in effect on the date hereof) under the Exchange Act.
Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award or portion thereof that provides for the deferral of compensation that is subject to Section 409A, then to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described above in this Section 2.8 with respect to such Award or portion thereof shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).
The Administrator shall have the authority, in its sole discretion, to determine whether a Change in Control has occurred, the effective date of such Change in Control, and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.
2.9.
Clawback Policies means any policy of the Company regarding the reduction, recoupment, clawback or recovery of compensation, as such policies may be amended from time to time. “Clawback Policies” includes the Company’s policies to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Sarbanes-Oxley Act, or other Applicable Law, as well as any implementing regulations and/or listing standards.

2.10.
Code means the Internal Revenue Code of 1986, as amended, and any successor thereto. References in this Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance issued by any governmental authority under such section, and any amendments or successor provisions to such section, regulations or guidance.

2.11.
Committee means one or more committees or subcommittees of the Board, which shall be comprised, unless otherwise determined by the Board, solely of not less than two members who shall be (i) Non-Employee Directors, and (ii) “Non-Employee Directors” within the meaning of Rule 16b-3.

2.12.
Common Stock means the common stock, par value $0.00001 per share, of the Company (and any stock or other securities into which such common shares may be converted or into which they may be exchanged).

2.13.	Company means enVVeno Medical Corporation, a Delaware corporation.
2.14.
Consultant means any person, including any adviser, engaged by the Company or a Subsidiary to render services to such entity if the consultant or adviser: (i) renders bona fide services to the Company or a Subsidiary, (ii) renders services not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities, and (iii) who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Securities Act.

2.15.
Designated Beneficiary means, if permitted by the Company, the beneficiary or beneficiaries the Participant designates, in a manner the Company determines, to receive amounts due or exercise the Participant’s rights if the Participant dies. If a Participant does not make an effective designation, then the “Designated Beneficiary” will mean the Participant’s estate or legal heirs.

2.16.	Director means a Board member.
2.17.	Disability means a permanent and total disability under Code Section 22(e)(3).
2.18.
Dividend Equivalents means a right granted to a Participant to receive the equivalent value (in cash or Shares) of dividends paid on a specified number of Shares. Such Dividend Equivalents shall be converted to cash or additional Shares, or a combination of cash and Shares, by such formula and at such time and subject to such limitations as may be determined by the Administrator.

2.19.	Effective Date has the meaning ascribed to such term in Section 21.
2.20.	Employee means any employee of the Company or any of its Subsidiaries.
2.21.	Exchange Act means the United States Securities Exchange Act of 1934, as amended, and all regulations, guidance, and other interpretive authority issued thereunder.
2.22.
Fair Market Value means unless otherwise provided by the Administrator in accordance with Applicable Law, on a given date, (i) if the Shares are listed on a national securities exchange, the closing sales price on the principal exchange of the Shares on such date, as reported in The Wall Street Journal or another source the Administrator deems reliable, or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Shares are not listed on a national securities exchange, the mean between the bid and offered prices as quoted by any nationally recognized interdealer quotation system for such date, as reported in The Wall Street Journal or another source the Administrator deems reliable, provided that if the Shares are not quoted on an interdealer quotation system or it is determined that the fair market value is not properly reflected by such quotations, Fair Market Value will be determined by such other method as the Administrator determines in good faith to be reasonable and in compliance with Section 409A.

2.23.	GAAP means United States Generally Accepted Accounting Principles.
2.24.
Greater Than 10% Shareholder means an individual then owning (within the meaning of Code Section 424(d)) more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary.

2.25.	Incentive Stock Option means an Option that meets the requirements to qualify as an “incentive stock option” as defined in Code Section 422.

2.26.
Incumbent Directors means, for any period of 24 consecutive months, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in clause 2.8.1 or 2.8.3 of the Change in Control definition) whose election or nomination for election to the Board was approved by a vote of at least a majority (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) of the Directors then still in office who either were Directors at the beginning of the 24-month period or whose election or nomination for election was previously so approved. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.

2.27.	Non-Employee Director means a Director who is not an Employee.
2.28.	Nonqualified Option means an Option that by its terms, or in operation, does not qualify or is not intended to qualify as an Incentive Stock Option.
2.29.
Option means an Award granted pursuant to Section 6 hereof (excepting Stock Appreciation Rights) to purchase a specified number of Shares at a specified price per Share during a specified time period, each as specified in an Award Agreement. An Option may be either an Incentive Stock Option or a Nonqualified Option.

2.30.
Option Exchange Program means a program approved by the Administrator whereby outstanding Options are (i) exchanged for Options with a lower exercise price, Restricted Stock, cash, or other property; or (ii) amended to decrease the exercise price as a result of a decline in the Fair Market Value.

2.31.	Other Stock or Cash Based Awards means cash awards, awards of Shares, and other awards valued by reference to or based on, Shares or other property.
2.32.	Parent means a “parent corporation,” whether now or hereafter existing, as defined by Code Section 424(e).
2.33.	Participant means a Service Provider who has been granted an Award.
2.34.	Performance Award means an Award granted hereunder that vests or is earned based at least in part upon the attainment of performance criteria established by the Administrator.
2.35.
Period of Restriction means the period during which the transfer of Restricted Stock is subject to restrictions and a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of certain performance criteria, or the occurrence of other events as determined by the Administrator.

2.36.
Person means as defined in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (A) the Company or any of its Subsidiaries; (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries; (C) an underwriter temporarily holding securities pursuant to an offering of such securities; or (D) a corporation owned, directly or indirectly, by the Shareholders in substantially the same proportion as their ownership of stock of the Company.

2.37.	Plan means this enVVeno Medical Corporation 2025 Equity Incentive Plan.
2.38.	Prior Plans means Hancock Jaffe Laboratories, Inc. 2016 Omnibus Incentive Plan.
2.39.	Prior Plan Award means an award outstanding under a Prior Plan as of immediately prior to the Effective Date.
2.40.
Restricted Stock means Shares, subject to a Period of Restriction or certain other specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous service for a specified period of time), granted under Section 7 or issued pursuant to the early exercise of an Option.

2.41.
Restricted Stock Unit or RSU means an unfunded and unsecured promise to deliver Shares, cash, other securities, or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous service for a specified period of time), granted under Section 8.

2.42.	Restrictive Covenant means any non-competition, non-solicitation, confidentiality, non-disparagement, non-disclosure, or similar agreement between a Participant and the Company or an Affiliate.
2.43.	Rule 16b-3 means Rule 16b-3 promulgated under the Exchange Act, as amended.
2.44.	Securities Act means the United States Securities Act of 1933, as amended, and all regulations, guidance, and other interpretive authority issued thereunder.
2.45.	Section 409A means Code Section 409A and the regulations and other guidance promulgated thereunder by the United States Treasury Department, as amended.
2.46.	Service Provider means an Employee, Consultant, or a Director.
2.47.	Share Limit has the meaning ascribed to such term in Section 5.1.
2.48.	Shareholder means a shareholder of the Company.
2.49.	Shares means shares of Common Stock.
2.50.
Stock Appreciation Right or SAR means a right granted under Section 6 hereof to receive a payment equal to the excess of the Fair Market Value of a specified number of Shares on the date the right is exercised over the exercise price set forth in the applicable Award Agreement.

2.51.	Subsidiary means a “subsidiary corporation,” whether now or hereafter existing, as defined by Code Section 424(f).
2.52.
Substitute Awards means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company or other entity acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.53.
Tax Obligations means any United States and non-United States federal, state, and/or local taxes, including income tax, social insurance contributions, fringe benefit tax, employment tax, stamp tax, and any employer tax liability which has been transferred to a Participant, for which a Participant is liable in connection with Awards and/or Shares.

2.54.
Termination of Service means the time at which a Participant has terminated from all service with the Company and its Affiliates, for any reason. A Termination of Service shall occur when a Participant is no longer a Consultant, Employee, or Non-Employee Director. The Company, in its sole discretion, shall make all determinations regarding whether a Termination of Service has occurred.

3.	Eligibility
Service Providers are eligible to receive Awards pursuant to the Plan, subject to the Plan’s conditions and limitations. No Service Provider shall have any right to be granted an Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Service Providers, Participants, or other persons uniformly.
4.	Administration
4.1.
Generally. The Plan will be administered by the Administrator. The Administrator is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations, and to take such action in connection with the Plan and any benefits granted hereunder as it deems necessary or advisable. Without limiting the foregoing, the Administrator shall have the sole discretion to (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Shares, other securities, other Awards or other property and other amounts payable with respect to an Award shall be made; (vii) interpret, administer, reconcile any inconsistency in, settle any controversy regarding, correct any defect in and/or complete any omission in this Plan and any instrument or agreement relating to, or Award granted under, this Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Administrator shall deem appropriate for the proper administration of this Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; (x) to reprice existing Awards or to grant Awards, including as part of an Option Exchange Program, in connection with or in consideration of the cancellation of an outstanding Award with a higher price; and (xi) make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of the Plan. All determinations and interpretations made by the Administrator shall be binding and conclusive on all Participants and their legal representatives.
4.2.
Delegation. The Board or a Committee may delegate its powers and authorities to one or more Committees or officers of the Company, provided, however, that no officer of the Company or any Subsidiary may be delegated authority to grant, amend, modify, make any administrative determination to, or cancel any Awards held by either (A) any person subject to Section 16 of the Exchange Act or (B) an officer who has been delegated any authority under the Plan. All delegations shall be subject to terms and conditions determined by the Board or a Committee. Any delegation of authority under the Plan may be revoked at any time. Regardless of any delegation, the Board or a Committee may act as the Administrator at any time in accordance with Applicable Law.

4.3.
Liability. Neither the Administrator nor any employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence, or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Administrator and any agent of the Administrator who is an employee of the Company, a Subsidiary, or an Affiliate against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person’s bad faith, gross negligence or willful misconduct.

4.4.
Administrative Delegation and Reliance. The Administrator may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Administrator, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Administrator or such person may have under the Plan. The Administrator may employ such legal or other counsel, consultants, and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant, or agent.

5.	Plan Limits
5.1.
Number of Shares Available for Issuance. Subject to the provisions of Section 11, the maximum aggregate number of Shares that may be issued under the Plan shall be the sum of (A) 7,165,000, plus (B) any Shares that are available for issuance under the Prior Plans as of the Effective Date, plus (C) an increase each time that the Company issues additional Shares or securities that are convertible or exercisable into Shares (other than pursuant to the Plan) such that after the application of this Section 5.1(C), the total number of Shares available for issuance under the Plan is equal to twenty percent (20%) of the total number of Shares issued and outstanding on a fully diluted basis as of the date immediately preceding such issuance (the “Share Limit”). Any increase in the Share Limit as a result of the application of Section 5.1(C), if any, shall occur automatically upon each applicable issuance of securities by the Company. For the avoidance of doubt, the number of Shares authorized to be awarded under the Plan shall not be decreased, other than adjustments under Section 11. The Shares subject to the Plan may be authorized, but unissued, or reacquired shares.

5.2.
Share Recycling. Upon payment in Shares pursuant to the exercise or settlement of an Award, the number of Shares available for issuance under the Plan shall be reduced only by the number of Shares actually issued in such payment. If a Participant pays the exercise price (or purchase price, if applicable) of an Award through the tender of Shares, or if the Shares are tendered or withheld to satisfy any tax withholding obligations, the number of Shares so tendered or withheld shall again be available for issuance pursuant to future Awards under the Plan, although such Shares shall not again become available for issuance as Incentive Stock Options. Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. If any outstanding Award expires or is terminated or canceled without having been exercised or settled in full, or if the Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the Shares allocable to the terminated portion of such Award or such forfeited or repurchased Shares shall again be available for grant under the Plan.

5.3.	Incentive Stock Option Limit. No more than 7,165,000 Shares (subject to adjustment pursuant to Section 11) may be issued under the Plan upon the exercise of Incentive Stock Options.
5.4.
Substitute Awards. Substitute Awards shall not be counted against the Share Limit; provided, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding Options intended to qualify as Incentive Stock Options shall be counted against the Incentive Stock Option limit in Section 5.3. Additionally, Shares subject to Substitute Awards shall not be added to the Shares available for Awards under the Plan pursuant to Section 5.2. If the Company or any Subsidiary acquires or combines with a company that has shares available under an equity plan approved by shareholders and in place prior to such acquisition or combination (and not adopted in contemplation of such acquisition or combination), the available shares under the acquired or combined entity’s plan (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and shall not count against the Share Limit (and Shares subject to such Awards may again become available for Awards under the Plan as provided in Section 5.2). Awards made from the available shares of an acquired or combined entity’s plan shall not be made after the date awards or grants could not be under the terms of the acquired or combined entity’s plan prior to the acquisition or combination, and shall only be made to individuals who were not Service Providers prior to such acquisition or combination. Substitute Awards may be granted on such terms and conditions as the Administrator deems appropriate.

5.5.
Non-Employee Director Award Limit. Notwithstanding any provision to the contrary in the Plan or in any policy of the Company regarding Non-Employee Director compensation, the sum of the grant date fair value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all equity-based Awards and the maximum amount that may become payable pursuant to all cash-based Awards that may be granted to a Service Provider as compensation for services as a Non-Employee Director during any calendar year shall not exceed $1,000,000 for such Service Provider’s first year of service as a Non-Employee Director and $750,000 for each year thereafter.

6.	Options and Stock Appreciation Rights
6.1.
General. The Administrator, at any time and from time to time, may grant Options or Stock Appreciation Rights under the Plan to Service Providers. Each Option or Stock Appreciation Right shall be subject to such terms and conditions consistent with the Plan as the Administrator may impose from time to time, subject to the limitations in this Section 6. Any Option or Stock Appreciation Rights granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. Exercising an Option or Stock Appreciation Right in any manner will decrease the number of Shares thereafter available for purchase under the Option or Stock Appreciation Right, by the number of Shares as to which the Option or Stock Appreciation Right is exercised.

6.2.
Exercise Price. The per share exercise price for Shares to be issued pursuant to exercise of an Option or Stock Appreciation Right will be determined by the Administrator; provided, however, that to avoid the imposition of taxes under Section 409A, the exercise price per Share shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant, subject to Section 5.4. In the case of an Option or Stock Appreciation Right that is a Substitute Award, the exercise price for Shares subject to such Option or Stock Appreciation Right may be less than the Fair Market Value per Share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Code Sections 424 and 409A.
6.3.
Exercise Period. Options and Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator; provided, however, that no Option or Stock Appreciation Right shall be exercisable later than ten (10) years after the date it is granted. No portion of an Option or Stock Appreciation Right which is unexercisable at a Participant’s Termination of Service shall thereafter become exercisable and the portion of an Option or Stock Appreciation Right which is unexercisable at a Participant’s Termination of Service shall automatically expire on the date of such Termination of Service. Options and Stock Appreciation Rights granted to an Employee who is a non-exempt employee for purposes of overtime pay under the United States Fair Labor Standards Act of 1938 shall not become exercisable earlier than six months after its date of grant. Options and Stock Appreciation Rights shall terminate at such earlier times and upon such conditions or circumstances as the Administrator shall in its discretion set forth in such Award Agreement at the date of grant; provided, however, the Administrator may, in its sole discretion, later waive any such condition. If, prior an Option’s or Stock Appreciation Right’s exercise and prior to its termination, a Participant commits an act of Cause (to be determined by the Administrator), or violates a Restrictive Covenant, the Administrator may terminate the Participant’s right to exercise the Option or Stock Appreciation Right when it reasonably believes that the Participant may have participated in such act or violation.

6.4.
Exercise. Options and Stock Appreciation Rights may be exercised by delivering to the Company (or such other person or entity designated by the Administrator) a notice of exercise, in a form and manner the Company approves, which may be written or electronic, signed or authenticated by the person authorized to exercise the Option or Stock Appreciation Right, together with, as applicable, (a) payment in full of the exercise price for the number of Shares for which the Option is exercised in a manner consistent with Section 6.5 and (b) satisfaction in full of any withholding obligations for Tax Obligations in a manner specified in Section 12.5. The Administrator may, in its discretion, require that any partial exercise of an Option or Stock Appreciation Right be with respect to a minimum number of Shares.

6.5.
Payment Upon Exercise. To the extent permitted by Applicable Law, the Participant may pay the Option exercise price by cash, wire transfer, or check and, if approved by the Administrator, as determined in its sole discretion, by the following methods:

6.5.1.	surrender of other Shares that meet the conditions established by the Administrator to avoid adverse accounting consequences to the Company (as determined by the Administrator);
6.5.2.
by a broker-assisted cashless exercise in accordance with procedures approved by the Administrator, whereby payment of the exercise price may be satisfied, in whole or in part, with Shares subject to the Option by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Administrator) to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price;

6.5.3.
for a Nonqualified Option, by delivery of a notice of “net exercise” to the Company, pursuant to which the Participant shall surrender Shares then issuable upon the Nonqualified Option’s exercise valued at their Fair Market Value on the exercise date;

6.5.4.	such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Law;
6.5.5.	any combination of the foregoing methods of payment.
6.6.	Incentive Stock Options.
6.6.1.
Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonqualified Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company, its Parent, or any Subsidiary) exceeds $100,000 (or such other limit established in the

Code), such Options will be treated as Nonqualified Options. For purposes of this Section 6.6.1, Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option is granted.
6.6.2.
In the case of an Incentive Stock Option, the exercise price will be determined by the Administrator, but shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. The term of any Incentive Stock Option will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Greater Than 10% Shareholder, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement and the exercise price shall not be less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

6.6.3.
No Option shall be treated as an Incentive Stock Option unless this Plan has been approved by the Shareholders in a manner intended to comply with the shareholder approval requirements of Code Section 422(b)(1), provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Option unless and until such approval is obtained.

6.6.4.
In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Code Section 422. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Option appropriately granted under this Plan.

6.6.5.
By accepting an Incentive Stock Option, the Participant agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired under the Option made within the later of (a) two years from the grant date of the Option or (b) one year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, or other consideration, in such disposition or transfer. Neither the Company nor the Administrator will be liable to a Participant, or any other party, if an Incentive Stock Option fails or ceases to qualify as an “incentive stock option” under Code Section 422. Any Incentive Stock Option or portion thereof that fails to qualify as an “incentive stock option” under Code Section 422 for any reason, will be a Nonqualified Option.

6.7.
Company Cancellation Right. Subject to applicable laws (including U.S. federal state, and local laws, rules and regulations, and those of any other country or jurisdiction where Options are granted, and the rules and requirements of any stock exchange on which the Shares are traded at that time), if the Fair Market Value for Shares subject to any Option is more than 50% below their exercise price for more than 90 consecutive business days, the Board unilaterally may declare the Option terminated, effective on the date the Board provides written notice to the Participant. The Board may take such action with respect to any or all Options and with respect to any individual Option holder or class(es) of Option holders.

7.	Restricted Stock
7.1.
Generally. The Administrator, at any time and from time to time, may grant Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine, subject to the limitations of this Section 7. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction and the applicable restrictions, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Restricted Stock may be awarded in consideration for (i) cash, check, bank draft or money order payable to the Company, (ii) past service, or (iii) any other form of legal consideration (including future Service) that may be acceptable to the Administrator, in its sole discretion, and permissible under Applicable Laws.

7.2.
Restrictions; Voting Rights; Transferability. Unless the Administrator determines otherwise, Restricted Stock will be held by the Company as escrow agent until the restrictions on such Restricted Stock have lapsed. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed. During the Period of Restriction, a Participant holding Restricted Stock may exercise the voting rights applicable to those restricted Shares, unless the Administrator determines otherwise. Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.
7.3.
Dividends and Other Distributions. Except as provided in the Award Agreement, during the Period of Restriction, a Participant holding Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Restricted Stock. If any such dividends or distributions are paid in Shares, such Shares will be subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid.

7.4.
Return of Restricted Stock to the Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will be forfeited and will revert to the Company and again will become available for grant under the Plan.

7.5.
Section 83(b) Election. If a Participant makes an election under Code Section 83(b) to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which such Participant would otherwise be taxable under Code Section 83(a), such Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof.

8.	Restricted Stock Units (RSUs)
8.1.
Generally. The Administrator, at any time and from time to time, may grant RSUs under the Plan to Service Providers. Each RSU shall be subject to such terms and conditions as are consistent with the Plan and as the Administrator may impose from time to time, subject to this Section 8. Each Award of RSUs will be evidenced by an Award Agreement that will specify the terms, conditions, and restrictions related to the grant, including the number of RSUs and such other terms and conditions as the Administrator, in its sole discretion, will determine. A Participant holding RSUs will have only the rights of a general unsecured creditor of the Company until delivery of Shares, cash, other securities, other property, or a combination of the foregoing.

8.2.
Vesting and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of RSUs that will be paid out to the Participant. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of RSUs, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

8.3.
Form and Timing of Payment. Payment of earned RSUs will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned RSUs in Shares, cash, other securities, other property, or a combination of the foregoing. If a cash payment is made in lieu of delivering Shares, the amount of such payment shall be equal to the fair market value of the Shares as of the date on which the restricted period lapsed with respect to such RSUs, less an amount equal to any taxes required to be withheld or paid. The Administrator may provide that RSUs will be deferred, on a mandatory basis or at the Participant’s election, subject to compliance with Applicable Law.

8.4.	Voting. The holders of RSUs shall have no voting rights as the Company’s Shareholders.
9.	Performance Awards
9.1.
Generally. The Administrator shall have the authority to designate any Award described in Sections 6 through 8 of the Plan as a Performance Award. Additionally, the Administrator shall have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Award.

9.2.
Discretion of Administrator. The Administrator shall have the discretion to establish the terms, conditions, and restrictions of any Performance Award. For each performance period, the Administrator shall have the sole authority to select the length of such performance period, the types of Performance Awards to be granted, the performance criteria that will be used to establish the performance goals, and the level(s) of performance which shall result in a Performance Award being earned.

9.3.
Performance Criteria. The Administrator may establish performance-based conditions for an Award as specified in the Award Agreement, which may be based on the attainment of specific levels of performance of the Company (and/or one or more Subsidiaries, divisions, business segments or operational units, or any combination of the foregoing) and may include, without limitation, any of the following: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) revenue or revenue growth (measured on a net or gross basis); (iv) gross profit or gross profit growth; (v) operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales); (vii) cash flow (including, but not limited to, operating cash flow, free cash flow, net cash provided by operations and cash flow return on capital); (viii) financing and other capital raising transactions (including, but not limited to, sales of the Company’s equity or debt securities); (ix) earnings before or after taxes, interest, depreciation and/or amortization; (x) gross or operating margins; (xi) productivity ratios; (xii) share price (including, but not limited to, growth measures and total shareholder return); (xiii) expense targets; (xiv) margins; (xv) productivity and operating efficiencies; (xvi) customer satisfaction; (xvii) customer growth; (xviii) working capital targets; (xix) measures of economic value added; (xx) inventory control; (xxi) enterprise value; (xxii) sales; (xxiii) debt levels and net debt; (xxiv) combined ratio; (xxv) timely launch of new facilities; (xxvi) client retention; (xxvii) employee retention; (xxviii) timely completion of new product rollouts; (xxix) cost targets; (xxx) reductions and savings; (xxxi) productivity and efficiencies; (xxxii) strategic partnerships or transactions; and (xxxiii) personal targets, goals or completion of projects. Any one or more of the performance criteria may be used on an absolute or relative basis to measure the performance of the Company and/or one or more Subsidiaries as a whole or any business unit(s) of the Company and/or one or more Subsidiaries or any combination thereof, as the Administrator may deem appropriate, or any of the above performance criteria may be compared to the performance of a selected group of comparison or peer companies, or a published or special index that the Administrator, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Administrator also has the authority to provide for accelerated vesting of any Award based on the achievement of performance criteria specified in this paragraph. Any performance criteria that are financial metrics, may be determined in accordance with GAAP or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP.

9.4.
Modification of Performance Goals. At any time, the Administrator may adjust or modify the calculation of a performance goal for a performance period, to appropriately reflect any circumstance or event that occurs during a performance period and that in the Administrator’s sole discretion, warrants adjustment or modification. Adjustments the Administrator may make include but are not limited to the following: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) unusual and/or infrequently occurring items; (vi) acquisitions or divestitures; (vii) discontinued operations; (viii) any other specific unusual or infrequently occurring or non-recurring events, or objectively determinable category thereof; (ix) foreign exchange gains and losses; and (x) a change in the Company’s fiscal year.

9.5.
Terms and Conditions to Payment. Except as otherwise provided in an Award Agreement, a Participant must be employed by the Company on the last day of a performance period to be eligible to vest and receive Shares, cash, or other consideration in respect of a Performance Award for such performance period. A Participant shall be eligible to receive payment in respect of a Performance Award only to the extent that the performance goals for such period are achieved and any other vesting conditions specified in the Participant’s Award Agreement are satisfied. Following the completion of a performance period, the Administrator shall determine whether, and to what extent, the performance goals for the performance period have been achieved and determine the number of Shares, cash or other consideration that will be settled pursuant to Performance Awards.

9.6.
Timing of Award Payments. Except as provided in an Award agreement, Performance Awards granted for a performance period shall be paid to Participants as soon as administratively practicable following the Administrator’s determination in accordance with Section 9.5.

10.	Other Awards
10.1.
General. The Administrator may grant Dividend Equivalents or Other Stock or Cash Based Awards, to one or more Service Providers, in such amounts and subject to such terms and conditions as are consistent with the Plan.

10.2.
Dividend Equivalents. The Administrator may provide that any Award, other than an Option or Stock Appreciation Right, may provide a Participant with the right to receive Dividend Equivalents. Dividend Equivalents may be paid currently or credited to an account for the Participant, settled in cash or Shares and subject to the same restrictions on transferability and forfeitability as the Award with respect to which the Dividend Equivalents are granted. The payment of Dividend Equivalents shall be specified in the applicable Award Agreement and shall in all cases be subject to Applicable Law.

10.3.
Other Stock or Cash Based Awards. Other Stock-Based Awards may be granted either alone, in addition to, or in tandem with, other Awards granted under the Plan and/or cash awards made outside of the Plan. The Administrator shall have authority to determine the Service Providers to whom and the time or times at which Other Stock-Based Awards shall be made, the amount of such Other Stock-Based Awards, and all other conditions of the Other Stock-Based Awards including any dividend and/or voting rights. The Administrator may grant Cash Awards in such amounts and subject to such performance or other vesting criteria and terms and conditions as the Administrator may determine. Cash Awards shall be evidenced in such form as the Administrator may determine.

11.	Adjustments; Change in Control
11.1.
Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, share split, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs such that an adjustment is determined by the Administrator (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Administrator shall, in such manner as it may deem equitable, adjust (i) the number and class of Shares which may be delivered under the Plan (or number and kind of other securities or other property); (ii) the number, class and price (including the exercise or strike price of Options and SARs) of Shares subject to outstanding Awards, (iii) any applicable performance criteria, performance period, and other terms and conditions of outstanding Performance Awards, and (iv) the numerical limits in Section 5. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

11.2.
Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise an Award, to the extent applicable, until ten (10) days prior to such transaction as to all of the Shares covered thereby, including Shares as to which the Award would not be vested or otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse one hundred percent (100%), and that any Award vesting shall accelerate one hundred percent (100%), provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously vested and, if applicable, exercised, an Award will terminate immediately prior to the consummation of such proposed action.

11.3.
Change in Control. Subject to the requirements and limitations of Section 409A if applicable, the Administrator may provide for any one or more of the following in connection with a Change in Control, which such actions need not be the same for all Awards:

11.3.1.
Accelerated Vesting. The Administrator may provide in any Award Agreement, or in the event of a Change in Control may take such actions as it deems appropriate to provide, for the acceleration of the exercisability, vesting and/or settlement in connection with such Change in Control of each or any outstanding Award or portion thereof and Shares acquired pursuant thereto upon such terms and conditions, including termination of the Participant’s service prior to, upon, or following such Change in Control, to such extent determined by the Administrator.

11.3.2.
Assumption, Continuation or Substitution. In the event of a Change in Control, the surviving, continuing, successor or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, either assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable. For purposes of this Section, an Award denominated in Shares shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each Share subject to the Award immediately prior to the Change in Control, the consideration (weather stock, cash, other securities or property or a combination thereof) to which a Shareholder on the effective date of the Change in Control was entitled; provided, however, that if such consideration is not solely common stock of the Acquiror, the Administrator may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each Share subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per Share consideration received by Shareholders pursuant to the Change in Control. If any portion of such consideration may be received by Shareholders pursuant to the Change in Control on a contingent or delayed basis, the Administrator may determine such Fair Market Value as of the time of the Change in Control on the basis of the Administrator’s estimate of the present value of the probable future payment of such consideration. Any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised or settled as of the time of the consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of the consummation of the Change in Control.

11.3.3.
Cash-Out of Awards. The Administrator may, without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award or a portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested Share (and each unvested Share, if so determined by the Administrator) subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per Share in the Change in Control, reduced by the exercise or purchase price per Share, if any under such Award. If any portion of such consideration may be received by Shareholders pursuant to the Change in Control on a contingent or delayed basis, the Administrator may determine such Fair Market Value as of the time of the Change in Control on the basis of the Administrator’s estimate of the present value of the probable future payment of such consideration. In the event such determination is made by the Administrator, the amount of such payment (reduced by applicable withholding taxes, if any) shall be paid to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards. For the avoidance of doubt, if the amount determined pursuant to this Section for an Option or SAR is zero or less, the affected Option or SAR may be canceled without any payment.

12.	Provisions Applicable to Awards
12.1.
Conditions Upon Issuance of Shares. Shares will not be issued pursuant to an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Law and will be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required or desirable.

12.2.
Transferability. No Award may be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution. Each Participant may file with the Administrator a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under this Plan upon his or her death. A Participant may, from time to time, revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Administrator. The last such designation filed with the Administrator shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Administrator prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate. Upon the occurrence of a Participant’s divorce (as evidenced by a final order or decree of divorce), any spousal designation previously given by such Participant shall automatically terminate.
12.3.
Documentation. All Awards made under the Plan shall be made pursuant to an Award Agreement. The Administrator may, in its sole discretion, determine the terms and conditions set forth in each Award Agreement, provided that all such terms and conditions are consistent with the Plan.

12.4.
Discretion. All Awards made pursuant to the Plan may be made alone or in addition to or in conjunction with any other Award. The terms of each Award are not required to be identical, and the Administrator does not have to treat Participants or Awards uniformly.

12.5.
Withholding. A Participant shall be required to pay to the Company or any Affiliate, or the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, Shares, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Shares, other securities or other property) of any required withholding taxes, including any Tax Obligations, in respect of an Award, its exercise, or any payment or transfer under an Award or under this Plan and to take such other action as may be necessary in the opinion of the Administrator or the Company to satisfy all obligations for the payment of such withholding and taxes. In addition, the Administrator, in its discretion, may make arrangements mutually agreeable with a Participant who is not an employee of the Company or an Affiliate to facilitate the payment of applicable income and self-employment taxes. Without limitation, the Administrator may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of Shares (which are not subject to any pledge or other security interest) owned by the Participant having a fair market value equal to such withholding liability, (B) having the Company withhold from the number of Shares otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a fair market value equal to such withholding liability, (C) deducting an amount sufficient to satisfy such withholding obligation from any payment of any kind otherwise due to a Participant, (D) accepting a payment from the Participant in cash, by wire transfer of immediately available funds, or by check made payable to the order of the Company, or (E) if there is a public market for Shares at the time the withholding obligation for Tax Obligations is to be satisfied, selling Shares issued pursuant to the Award creating the withholding obligation. The amount withheld pursuant to any of the foregoing payment forms shall be determined by the Company and may be up to (but not in excess of) the aggregate amount of such obligations based on the maximum statutory withholding rates in the Participant’s jurisdiction for all Tax Obligations that are applicable to such taxable income.

12.6.
Award Modification; Repricing. The Administrator may at any time, and from time to time, amend the terms of any one or more Awards without the consent of any Participant; provided, however, that the Administrator may not make any amendment which would otherwise constitute an impairment of the material rights under any Award unless the Participant consents to such impairment in writing. The Administrator may, without Shareholder approval (i) amend an outstanding Option or Stock Appreciation Right to reduce the exercise price of the Award, (ii) cancel, exchange, or surrender an outstanding Option or Stock Appreciation Right in exchange for cash or other awards for the purpose of repricing the Award, or (iii) cancel, exchange, or surrender an outstanding Option or Stock Appreciation Right in exchange for an Option or Stock Appreciation Right with an exercise price that is less than the exercise price of the original Award.

12.7.
Acceleration. The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable, in each case, subject to Applicable Law.

12.8.
Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan. The Administrator shall determine whether cash, additional Awards, or other property shall be issued or paid in lieu of fractional Shares or whether any fractional Shares should be rounded, forfeited, or otherwise eliminated.

13.	Section 409A
13.1.
General. The Plan is intended to comply with Section 409A to the extent subject thereto, and shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” (as defined in Section 409A) shall not be treated as deferred compensation unless Applicable Law requires otherwise. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or any Award, adopt policies and procedures, make corrective filings, or take any other actions (including amendments and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including exempting the Plan and Awards from Section 409A or complying with 409A.

13.2.
Payments to Specified Employees. Notwithstanding anything in the Plan or an Award Agreement to the contrary, any payment or settlement made pursuant to an Award to a “specified employee” (as defined by Section 409A and as determined by the Administrator) due to such Participant’s “separation from service” (as defined by Section 409A) will, to the extent necessary to avoid adverse tax consequences to the Participant, be delayed for the six-month period immediately following such “separation from service (or, if earlier, on the “specified employee’s” death) and will instead be paid on the day immediately following such six-month period or as soon as practicable thereafter. Any delayed payment under this Section 13.2 shall not accrue interest during the delay. All payments of “nonqualified deferred compensation” (as defined by Section 409A) that are scheduled to be paid more than six months following a “specified employee’s” termination, shall be made on their regular schedule.

13.3.
Change in Control. If any Award is or becomes subject to Code Section 409A and if payment of such Award would be accelerated or otherwise triggered under a Change in Control, then the definition of Change in Control shall be deemed modified, only to the extent necessary to avoid the imposition of an excise tax under Code Section 409A, to mean a “change in control event” as such term is defined for purposes of Code Section 409A.

14.	Amendment of the Plan
The Board may at any time amend, alter, suspend, or terminate the Plan. The Company may obtain Shareholder approval of any Plan amendment to the extent necessary or, as determined by the Administrator in its sole discretion, desirable to comply with Applicable Law, including any amendment that (i) increases the number of Shares available for issuance under the Plan or (ii) changes the persons or class of persons eligible to receive Awards. No amendment, alteration, suspension, or termination of the Plan will materially impair the rights of any Participant with respect to outstanding Awards, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
15.	Foreign Participants
The Administrator may from time to time establish sub-plans under the Plan for purposes of satisfying securities, tax, or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Administrator determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.

16.	Clawbacks
Notwithstanding any other provisions in the Plan, the Administrator may cancel any Award, require reimbursement of any Award, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with Company policies, including the Company’s Clawback Policies. A Participant may be required to repay to the Company previously paid compensation, whether provided pursuant to the Plan or an Award Agreement, in accordance with the Clawback Policies. By accepting an Award, the Participant agrees to be bound by the Clawback Policies and to adhere to the Clawback Policies to the extent required by Applicable Law.
17.	No Right to Continued Service
Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) a Participant’s employment with or without notice and with or without Cause, or (ii) a Participant’s service as a Consultant or Director.
18.	No Rights as a Shareholder
Except as provided in the Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property) or distributions of other rights for which the record date is prior to the date such Share certificates are issued, except as provided in Section 11.
19.	Miscellaneous
19.1.
Limitations on Liability. Neither the Company, nor its Parent, nor any Subsidiary, nor any person serving as Administrator shall have any liability to a Participant in the event an Award held by the Participant fails to achieve its intended characterization under the tax, securities, or other applicable laws and regulations.

19.2.
Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

19.3.
Severability. Notwithstanding any contrary provision of the Plan or an Award Agreement, if any one or more of the provisions (or any part thereof) of this Plan or an Award Agreement shall be held invalid, illegal, or unenforceable in any respect, such provision shall be modified so as to make it valid, legal, and enforceable, and the validity, legality, and enforceability of the remaining provisions (or any part thereof) of the Plan or Award Agreement, as applicable, shall not in any way be affected or impaired thereby.

19.4.
Governing Documents. The Plan and each Award Agreement evidencing an Award are intended to be read together, and together, set forth the complete terms and conditions of each Award. To the extent of any contradiction between the Plan and any Award Agreement or other written agreement between a Participant and the Company, the Plan will govern unless the Award Agreement or other written agreement was approved by the Administrator and expressly provides that a specific provision of the Plan will not apply.

19.5.	Governing Law. The Plan will be governed by and construed in accordance with the internal laws of the State of Delaware, without reference to any choice of law principles.
19.6.
Data Privacy. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in any form, of personal data as described in this section by and among the Company and its Subsidiaries, Affiliates, and their agents exclusively for implementing, administering, and managing the Participant’s participation in the Plan. The Company, its Subsidiaries, and Affiliates may hold certain personal information about a Participant, including the Participant’s name, address, telephone number, birthday, social security or other identification number, salary, nationality, job title(s), any Shares held in the Company, its Subsidiaries, and Affiliates, and Award details to implement, manage, and administer the Plan and Awards (the “Data”). The Company, its Subsidiaries, and Affiliates may transfer the Data amongst themselves as necessary to implement, administer, and manage a Participant’s participation in the Plan, and the Company, its Subsidiaries, and Affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration, and management. These third-party recipients may be located in the United States or elsewhere, and the applicable location may be subject to different data privacy laws than the Participant’s home country. By accepting an Award, each Participant authorizes each recipient to receive, possess, use, retain, and transfer the Data, in electronic or other form, to implement, administer, and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other thirty party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant, or refuse or withdraw the consents in this section in writing, without cost, by contacting the local human resources representative. The Company may cancel the Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents in this section.
19.7.	Titles and Headings. The titles and headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.
19.8.
Intended to Comply with Applicable Law. The Plan and all Awards granted hereunder are intended to fully comply with Applicable Law. All administrative actions, determinations, and exercises of discretion by the Administrator shall comply with Applicable Law.

20.	Shareholder Approval
The Plan will be subject to approval by the Shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such Shareholder approval will be obtained in the manner and to the degree required under Applicable Law. All Awards hereunder are contingent on approval of the Plan by the Company’s Shareholders. Notwithstanding any other provision of this Plan, if the Plan is not approved by the Company’s Shareholders within twelve (12) months after the date the Plan is adopted, the Plan and any Awards hereunder shall be automatically terminated.
21.	Effective Date
The Plan shall be effective as of October 25, 2025, the date on which the Plan was adopted by the Board (the “Effective Date”).
Unless terminated earlier under Section 14, this Plan shall terminate on October 25, 2035, ten (10) years after the Effective Date.

SCAN TO
VIEW MATERIALS & VOTE

ENVVENO MEDICAL CORPORATION
70 DOPPLER
IRVINE, CA 92618

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NVNO2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V80995-P39568 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

ENVVENO MEDICAL CORPORATION

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE DIRECTOR NOMINEES.

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Matthew M. Jenusaitis
02) Robert A. Berman

NOTE: In his discretion, the proxy is authorized to vote upon such other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Form 10-K are available at www.proxyvote.com.

V80996-P39568

ENVVENO MEDICAL CORPORATION
Annual Meeting of Stockholders
Thursday, December 11, 2025, 9:00 A.M. PST
This proxy is solicited by the Board of Directors

THE UNDERSIGNED HEREBY APPOINTS ROBERT A. BERMAN AS PROXY OF THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION, TO VOTE ALL THE SHARES OF VOTING STOCK OF ENVVENO MEDICAL CORPORATION HELD OF RECORD BY THE UNDERSIGNED ON OCTOBER 17, 2025, AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, DECEMBER 11, 2025, OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

The shares represented by this proxy, when properly executed, will be voted as specified by the undersigned stockholder(s). If this card contains no specific voting instructions, the shares will be voted FOR each of the director nominees and FOR each of the other proposals described on this card.

In his discretion, the proxy is authorized to vote upon such other business as may properly come before the Meeting.

Continued and to be signed on reverse side